Filed Pursuant to Rule 424(b)(7)
Registration Number 333-261514

This preliminary prospectus supplement and the accompanying base prospectus relate to an effective registration statement under the Securities Act of 1933, but are not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2024

Preliminary Prospectus Supplement

(To Prospectus dated December 22, 2021)

TORM plc

6,896,552 Class A Common Shares

OCM Njord Holdings S.à r.l., or Njord Luxco, a company indirectly owned by funds managed by Oaktree Capital Management, L.P. and its affiliates and the selling shareholder identified in this prospectus supplement, is offering 6,896,552 Class A common shares, par value $0.01 per share, or Class A common shares, of TORM plc. The selling shareholder has granted the underwriter in this offering an option for a period of 30 days to purchase up to 1,034,482 additional Class A common shares on the same terms and conditions as set forth herein.

Our Class A common shares are listed on the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “TRMD.” The last reported sale price of our Class A common shares on Nasdaq on May 29, 2024 was $37.62 per share. Our Class A common shares also trade on Nasdaq Copenhagen A/S under the symbol “TRMD A.”

We will not receive any of the proceeds from the sale of the Class A common shares by the selling shareholder. We have agreed to pay all Company expenses relating to registering the securities. The selling shareholder will pay any underwriting discounts and commissions and/or similar charges incurred for the sale of these Class A common shares. Please read the sections of this prospectus supplement entitled “Use of Proceeds” and “Underwriting” for more information.

An investment in our Class A common shares involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and other risk factors contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before buying the Class A common shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase the Class A common shares from the selling shareholder at a price of $    per share, which will result in $    of proceeds to the selling shareholder before expenses. The underwriter may offer the Class A common shares from time to time for sale in one or more transactions on Nasdaq or Nasdaq Copenhagen A/S, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for a description of the compensation payable to the underwriter.

The underwriter expects to deliver the Class A common shares to purchasers on or about May  , 2024.

Citigroup

The date of this prospectus supplement is May  , 2024

PROSPECTUS SUPPLEMENT

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference therein. The second part, the base prospectus, gives more general information about securities we or the selling shareholder may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying base prospectus,” we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the selling shareholder, the Class A common shares being offered and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus together with additional information described under the heading “Where You Can Find Additional Information” before investing in our Class A common shares.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf or to which we have referred you. None of us, the selling shareholder or the underwriter have authorized anyone to provide you with information that is different. None of us, the selling shareholder or the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The selling shareholder is offering to sell, and seeking offers to buy, the Class A common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and accompanying base prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of the Class A common shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Unless otherwise indicated, the terms “TORM plc,” “we,” “us,” “our,” and the “Company” refer to TORM plc and its consolidated subsidiaries. All references to “Oaktree” are to Oaktree Capital Management, L.P., and all references to the “selling shareholder” or “Njord Luxco” are to OCM Njord Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 26A, boulevard Royal, L-2449 Luxembourg, and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B176516, which is indirectly owned by funds managed by Oaktree and its affiliates. Additionally, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus supplement are to the lawful currency of the United States of America and references to “DKK” are to the lawful currency of Denmark. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

We report our consolidated financial results in U.S. dollars and in accordance with IFRS Accounting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which also comply with reporting requirements under English law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended, or the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the SEC. This prospectus supplement is a part of that registration statement, which includes additional information.

We file annual and special reports with the SEC. You may read any document that we file on the SEC’s website (http://www.sec.gov). Our filings are also available on our website at www.torm.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus supplement.

This prospectus supplement is part of the registration statement and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated above. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of the prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of the prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•

Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 7, 2024, or the 2023 20-F, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•

Reports on Form 6-K filed with the SEC on  March 7, 2024 (regarding the Company’s Long-Term Incentive Program), March 12, 2024 (regarding an increase in share capital), March  19, 2024 (regarding an increase in share capital), March  22, 2024 (regarding an increase in share capital), March  26, 2024 (regarding an increase in share capital), April 9, 2024 (regarding an increase in share capital and transactions in the Company’s securities by directors and executive officers and their closely associated persons), April 11, 2024 (regarding the results of the Company’s Annual General Meeting), April  26, 2024 (regarding an increase in share capital), May 9, 2024 (the information contained in Exhibit 99.1 of the Report on Form 6-K, except for the commentary of Jacob Meldgaard and the sections entitled “The Product Tanker Market”, “Outlook for 2024” and “Responsibility Statement”), May 15, 2024 (regarding an increase in share capital), May 23, 2024 (regarding the increase in share capital), and May 29, 2024 (regarding the increase in share capital); and

•

The description of our Class A common shares contained in Amendment No. 1 to our Registration Statement on Form 20-F, filed with the SEC on November 24, 2017 (File No. 001-38294), including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that state that they are incorporated by reference into the registration statement until this offering is terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in the prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in the prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to the prospectus by writing or telephoning us at the following address:

Office 105

20 St Dunstan’s Hill

London, EC3R 8HL

United Kingdom

+44 203 795 2794 (telephone number)

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus are “forward-looking statements.” Forward-looking statements include, but are not limited to, such matters as:

•	our future operating or financial results;

•	global and regional economic and political conditions, including piracy;

•	our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs;

•	statements about shipping market trends, including charter rates and factors affecting supply and demand;

•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our ability to enter into time charters after our current charters expire and our ability to earn income in the spot market;

•	the future price of our Class A common shares; and

•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section entitled “Risk Factors” in this prospectus supplement, in the accompanying base prospectus, in our 2023 20-F and in the documents that we incorporate by reference into the prospectus, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	our future operating or financial results;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	inflationary pressure and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;

•	increased cost of capital or limited access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;

•	the length and severity of epidemics and pandemics and the impact on the demand for seaborne transportation of petroleum products;

•

general domestic and international political conditions or events, including “trade wars” and the war between Russia and Ukraine, the developments in the Middle East, including the conflicts in Israel and the Gaza Strip, and the conflict regarding the Houthi’s attacks in the Red Sea, which remain ongoing as of this prospectus supplement;

•	international sanctions against Russian oil and oil products;

•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

•	changes in the supply and demand for vessels comparable to ours and the number of newbuildings under construction;

•	the highly cyclical nature of the industry that we operate in;

•	the loss of a large customer or significant business relationship;

•	changes in worldwide oil production and consumption and storage;

•	risks associated with any future vessel construction;

•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions planned;

•	availability of skilled crew members other employees and the related labor costs;

•	work stoppages or other labor disruptions by our employees or the employees of other companies in related industries;

•	the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance, or ESG, policies;

•	Foreign Corrupt Practices Act of 1977, or other applicable regulations relating to bribery;

•	effects of new products and new technology in our industry, including the potential for technological innovation to reduce the value of our vessels and charter income derived therefrom;

•

new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or imposed by regional or national authorities such as the European Union or individual countries;

•	the impact of an interruption in or failure of our information technology and communications systems, including the impact of cyber-attacks, upon our ability to operate;

•	potential conflicts of interest involving members of our board of directors and senior management;

•	the failure of counterparties to fully perform their contracts with us;

•	changes in credit risk with respect to our counterparties on contracts;

•	our dependence on key personnel and our ability to attract, retain and motivate key employees;

•	adequacy of insurance coverage;

•	our ability to obtain indemnities from customers;

•	changes in laws, treaties or regulations;

•	our incorporation under the laws of England and Wales and the different rights to relief that may be available compared to other countries, including the United States;

•	government requisition of our vessels during a period of war or emergency;

•	the arrest of our vessels by maritime claimants;

•	any further changes in U.S. trade policy that could trigger retaliatory actions by the affected countries;

•

potential disruption of shipping routes due to accidents, climate-related incidents, environmental factors, political events, public health threats, acts by terrorists or acts of piracy on ocean-going vessels;

•	the impact of adverse weather and natural disasters;

•	damage to storage and receiving facilities;

•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

•	the length and number of off-hire periods and dependence on third-party managers; and

•

other factors discussed under the heading “Risk Factors” in this prospectus supplement, in the accompanying base prospectus, in our 2023 20-F and the other documents that we incorporate by reference into the prospectus.

You should not place undue reliance on forward-looking statements contained in, or incorporated by reference into, the prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in, or incorporated by reference into, the prospectus are qualified in their entirety by the cautionary statements contained herein. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. The following summary should be ready in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the risk factors and the more detailed information that appears later in this prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference before making an investment in the Class A common shares.

OUR BUSINESS

TORM plc is one of the world’s largest maritime transporters of refined oil products. Our activities are primarily the transportation via product tanker of clean petroleum products, such as gasoline, jet fuel, kerosene, naphtha and gas oil, and occasionally dirty petroleum products, such as fuel oil. We are active in all medium and larger vessel segments of the product tanker market from Medium Range (MR) to Long Range 2 (LR2) tankers. As of the date of this prospectus supplement, we control and operate a fleet of 90 product tankers, 56 of which we own and 24 of which we control through charter in on bareboat charter with the option and/or obligation to purchase the vessel during the contract period. On a fully delivered basis, TORM controls 89 product tankers. For an overview of the specifications of our fleet, please see “Our Fleet” below.

We have an extensive in-house operating and management platform, known as One TORM which performs commercial, administrative and technical management for our vessels. Through this highly efficient and integrated platform, we handle the commercial management of all our vessels and the technical management of all our owned vessels, other than three vessels managed by an unaffiliated third party. In addition, we conduct all vessel sale and purchase activities in-house, leveraging relationships with shipbrokers, shipyards, financial institutions and other shipowners.

CORPORATE AND OTHER INFORMATION

TORM plc is a public limited company incorporated under the laws of England and Wales on October 12, 2015 under the name Anchor Admiral Limited with company number 09818726. Anchor Admiral Limited was renamed TORM Limited on November 26, 2015, and TORM Limited was renamed TORM plc on January 20, 2016. TORM plc’s registered office is at Office 105 | 20 St Dunstan’s Hill, London, EC3R 8HL, United Kingdom. Our telephone number at this address is +44 203 795 2794. Our main commercial and technical activities are managed out of our office at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark. Our telephone number at that address is +45 39 17 92 00. We also have eight offices located in Mumbai (India), New Delhi (India), Manila (Philippines), Cebu (Philippines), Singapore (Singapore), Houston (Texas, USA), Wilmington (Delaware, USA) and Dubai (United Arab Emirates). Our website is www.torm.com. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on these websites is incorporated into or forms a part of this prospectus supplement.

RECENT AND OTHER DEVELOPMENTS

Vessel Dispositions

In April 2024, TORM entered into an agreement to sell one MR vessel (TORM Eric). The vessel is expected to be delivered to its new owner by the end of the second quarter of 2024.

Share Capital Reduction

On May 16, 2024, we reduced the amount standing to our share premium account by an amount of $320 million which was approved and effected by a special resolution of our shareholders at the Company’s Annual General Meeting on April 11, 2024 and by the approval of the Companies Court in England and Wales.

THE SELLING SHAREHOLDER

All of our Class A common shares offered by this prospectus supplement are being sold by Njord Luxco, a company indirectly owned by funds managed by Oaktree and its affiliates. Oaktree is a leader among global investment managers specializing in alternative investments, with $192 billion in assets under management as of March 31, 2024. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,000 employees and offices in 20 cities worldwide. For additional information about our selling shareholder, please refer to the section of this prospectus supplement entitled “Selling Shareholder.”

THE OFFERING

Issuer	TORM plc

Common shares offered by the selling shareholder	6,896,552 Class A common shares

Option to purchase additional Class A common shares

The selling shareholder has granted the underwriter a 30 day option to purchase up to an additional 1,034,482 Class A common shares, at the public offering price, less underwriting discounts and commissions.

Class A common shares outstanding immediately before and after the offering	94,488,303 Class A common shares.

Lock-Up Agreements

We and our directors and the selling shareholder have agreed that, without the prior written consent of the underwriter in this offering, they may not, subject to certain exceptions, during the period from the date of the underwriting agreement through the date that is 60 days subsequent to the date thereof, offer, sell, contract or otherwise dispose of, or file any registration statement under the Securities Act in respect of, securities convertible into or exercisable or exchangeable for our Class A common shares. Please see the section of this prospectus supplement entitled “Underwriting” for further information.

Use of Proceeds

We will not receive any proceeds from the sale of our Class A common shares by the selling shareholder in this offering. Please see the section of this prospectus supplement entitled “Use of Proceeds” for further information.

Listing	Our Class A common shares are listed on Nasdaq under the symbol “TRMD.” Our Class A common shares also trade on Nasdaq Copenhagen A/S under the symbol “TRMD A.”

Risk Factors

An investment in our Class A common shares involves risks. See the section under the caption “Risk Factors” on page S-11 of this prospectus supplement, page 11 of the accompanying base prospectus and the “ Item 3. Key Information — D. Risk Factors” section of our 2023 20-F to read about factors you should consider before buying our Class A common shares.

Dividend Payable June 4, 2024

On May 8, 2024, we declared a dividend of $1.50 per Class A common share payable on June 4, 2024 to holders of record of Class A common shares on May 22, 2024. Because this offering will settle following the record date, purchasers in this offering will not be entitled to the dividend payable June 4, 2024.

RISK FACTORS

An investment in our Class A common shares involves risks. Before deciding whether to purchase common shares, you should consider the risks discussed in this prospectus, including the sections of this prospectus titled “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors,” and those set forth under the heading “Item 3. Key Information — D. Risk Factors” in the 2023 20-F, that we have incorporated by reference into this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in the prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks inherent in an investment in our Class A common shares

Our share price may be highly volatile, and future sales of our Class A common shares could cause the market price of our Class A common shares to decline.

The market price of TORM plc’s shares, has historically fluctuated over a wide range and may continue to fluctuate significantly in response to many factors, such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, economic and regulatory trends, general market conditions, rumors and other factors, many of which are beyond our control. The stock market experiences extreme price and volume fluctuations. If the volatility in the market continues or worsens, it could have a material adverse effect on the market price of our Class A common shares and impact a potential sale price if holders of our Class A common shares decide to sell their shares.

In addition, a large proportion of our Class A common shares are held by a limited number of shareholders. A potentially limited free float due to shareholder concentration may have a negative impact on the liquidity of our Class A common shares and may result in a low trading volume, which could have an adverse effect on the market price and result in increased volatility.

Further, future sales or availability for sale of our Class A common shares may materially affect the price of our Class A common shares. Sales of substantial amounts of Class A common shares, including sales by Njord Luxco, or the perception that such sales could occur, may adversely affect the market price of our Class A common shares.

In addition, the market price and trading volume of our Class A common shares have very recently and at certain other times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. A proportion of our common shares may be traded by short sellers which may put pressure on the supply and demand for our Class A common shares, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our common shares that largely exceeds supply may lead to sudden extreme price volatility in our Class A common shares. Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common shares to incur substantial losses.

In addition, some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that the price of our common shares will remain at or rise above its post-distribution level or that future sales of our common shares will not be at prices lower than those initially distributed or sold to investors.

We are thus unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Therefore, we cannot assure you that you will be able to sell any of our Class A common shares you may have purchased at a price greater than or equal to its original purchase price, or that you will be able to sell our common shares at all.

We may issue additional securities without your approval, which could dilute your ownership interests and may depress the market price of our securities.

We may issue additional securities of equal or senior rank to your securities, without shareholder approval, in a number of circumstances. At the Company’s 2020 annual general meeting of shareholders, our Board of Directors was granted certain authorizations to increase our issued share capital, both with and without pre-emption rights to the existing shareholders. These share authorities expire on April 14, 2025. The issuance by us of additional securities of equal or senior rank to your securities may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us may decrease;

•	the amount of cash available for dividends or interest payments may decrease;

•	the relative voting strength of previously outstanding securities may be diminished; and

•	the market price of our securities may decline.

In accordance with our remuneration policy, our Board of Directors has, as part of the long-term incentive program, granted certain members of our management and employees RSUs, in the form of restricted stock options. The RSUs aim at incentivizing the employees to seek to improve the performance of the Company and thereby our share price for the mutual benefit of themselves and our shareholders. There were an aggregate of 4,645,802 RSUs outstanding as of the date of this prospectus supplement. Subject to vesting, each RSU entitles the holder to acquire one Class A common share. The RSUs will vest over a three to five-year period from the grant date with an original exercise price for each Class A common share of DKK, 53.5, 58.0 or 220.6, depending on the year that the RSUs were granted. In 2024, an incentive program was granted on similar terms as outlined above with an original strike price of DKK258.4. The exercise price on the RSUs may be adjusted by the Board of Directors to reflect dividend payments made to shareholders. Assuming full vesting and exercise of RSUs outstanding as of December 31, 2023, this would result in the issuance of 4,417,688 additional Class A common shares representing approximately 5% of our issued and outstanding Class A common shares. Please see “Item 10. Additional Information — A. Share Capital-Restricted Share Units” in the 2023 20-F.

The majority of our Class A common shares and voting power are held by a limited number of shareholders, which may create conflicts of interest.

A large portion of our Class A common shares are beneficially held by a limited number of shareholders, including Njord Luxco, a company affiliated with Oaktree and its affiliates. Njord Luxco is our controlling shareholder. As of the date of this prospectus supplement and based on public fillings, Oaktree owns 51,006,538 Class A common shares, or approximately 53.98% of our issued and outstanding Class A common shares, excluding treasury shares. One or a limited number of shareholders may have the ability, either acting alone or together as a group, to influence or determine the outcome of specific matters submitted to our shareholders for approval, including the election and removal of directors and amendments to the Articles of Association such as changes to our issued share capital or any merger or acquisition. Our Articles of Association contain certain restrictions on us undertaking certain actions unless the approval by certain of our directors and/or a particular majority of our shareholders is obtained. Such restrictions may hamper or impede our ability to take certain corporate actions in a timely manner or at all. Any changes to the composition of the Board of Directors may lead to material changes to our business going forward.

In its capacity as our controlling shareholder, Njord Luxco may also have interests that differ from those of other shareholders. In addition, Njord Luxco holds the Class C share, which has 350,000,000 votes at the general meetings on specified matters, including the election of members to the Board of Directors (including the Chairman but excluding the Deputy Chairman) and certain amendments to the Articles of Association proposed by the Board of Directors. When the votes carried by the Class C share are combined with the votes carried by the Class A common shares, each held by Njord Luxco, such votes would represent approximately 90.22% of the votes that may be cast on resolutions on which the Class C share may vote as of the date of this prospectus.

The Class C share votes may only be cast on resolutions in respect of the appointment or removal of directors (excluding the Deputy Chairman) and certain amendments to the Articles of Association proposed by the Board of Directors. The Class C share votes may not be cast on resolutions in respect of any amendments to reserved matters as specified in our Articles of Association (unless those reserved matters also constitute changes to our Articles of Association on which the Class C share is entitled to vote), pre-emptive rights of shareholders, rights attached to the Class B share and other minority protection rights provisions contained in our Articles of Association. Please see “Item 10. Additional Information — A. Share Capital — Our Shares — Class C Share.” The Class C share will be automatically redeemed when Njord Luxco and its affiliates cease to beneficially own at least one third of our issued Class A common shares. The voting rights attached to the Class C share have the practical effect of allowing Njord Luxco to control our Board of Directors and to make amendments to the Articles of Association proposed by the Board of Directors, other than amendments to the minority protections, even when Njord Luxco holds only a third of our issued Class A common shares.

The interests of Njord Luxco may conflict with the interests of the other shareholders. In addition, conflicts of interest may exist or occur among the major shareholders themselves.

Further, Njord Luxco, companies affiliated with Njord Luxco and companies affiliated with, Njord Luxco’s indirect parent, Oaktree, hold substantial commercial and financial interests in other shipping companies, including companies that are active in the same markets as us, and with whom we might compete from time to time. Any material conflicts of interest between us and Njord Luxco, Oaktree and/or other shareholders may not be settled in our favor and may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

USE OF PROCEEDS

All of our Class A common shares offered hereby are being sold by the selling shareholder. The selling shareholder will receive all of the net proceeds from the sale of our Class A common shares they are offering pursuant to this prospectus supplement and the accompanying base prospectus. We will not receive any proceeds from the sale of Class A common shares. Because we will not be selling any shares in this offering, the offering will not result in any dilution of equity ownership to existing holders of Class A common shares.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024, on an:

•	actual basis; and

•	as adjusted basis to give effect to:

•	the dividend payment on April 24, 2024 in the amount of $1.36 per share, or $126.8 million;

•	the dividend payment with a record date of May 22, 2024 and a payment date of June 4, 2024 in the amount of $1.50 per share, or approximately $140.9 million;

•	the exercise of RSUs as part of the Company’s long-term incentive program from March 31, 2024 to May 30, 2024 in the amount of $5.2 million;

•	the increases in share capital in connection with vessel deliveries from March 31, 2024 to May 30, 2024 in the amount of $42 million;

•	the right of use liability repayment related to TORM’s office from March 31, 2024 to May 30, 2024 in the amount of $0.3 million; and

•	the capital reduction, effected on May 16, 2024, pursuant to which the amount standing to the credit of our share premium account was reduced by the sum of $320 million.

There have been no other material adjustments to our capitalization since March 31, 2024, as so adjusted.

(USD million)	Actual	As Adjusted
Cash and cash equivalents (including restricted cash)*	559.6	277.2

Borrowings**	1,305.8	1,286.3

Preferred shares ($0.01 par value; one Class B share and one Class C share)	0.0	0.0
Common shares ($0.01 par value); 94,488,303 shares authorized	1.0	1.0
Share premium	439.7	166.8
Treasury shares	-4.2	-4.2
Hedging reserves	26.7	26.7
Translation reserves	-0.5	-0.5
Retained profit	1,600.9	1,653.2

Total shareholders’ equity	2,063.6	1,838.3

Total Capitalization	3,369.4	3,124.6

*

Cash and cash equivalents (including restricted cash) as adjusted, does not represent the actual consolidated cash and cash equivalents position of the Company and does not include the impact of cash flows from operations from March 31, 2024 through the date of this prospectus supplement. Repayment on loans related to Marine Exhaust Technology A/S is excluded from the as adjusted numbers as it is deemed to be an insignificant amount.

**	Borrowings are presented net of a capitalized loan cost of $16.2 million as of March 31, 2024 and $15.8 million as of the date of this prospectus supplement.

Please see the section “Description of Capital Stock – Share Capital Increases” for more information on our share capital increases.

You should read the information below together with the sections of this prospectus supplement and accompanying base prospectus entitled “Risk Factors” and “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements and related notes included in our 2023 20-F, as well as the financial statements and related notes which are incorporated by reference into this prospectus supplement.

SELLING SHAREHOLDER

The following table sets forth information as of May 30, 2024, with respect to the beneficial ownership of Class A common shares by Njord Luxco, the selling shareholder, subject to certain assumptions set forth in the footnotes and as adjusted to reflect the sale of Class A common shares by the selling shareholder as set forth on the cover page of this prospectus supplement.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Class A Common Shares Beneficially Owned Before the Offering		Total Class A Common Shares Offered Hereby Assuming Underwriter’s Option is Not Exercised		Total Class A Common Shares Offered Hereby Assuming Underwriter’s Option is Exercised in Full		Class A Common Shares Beneficially Owned After the Offering Assuming Underwriter’s Option is Not Exercised(1)		Class A Common Shares Beneficially Owned After the Offering Assuming Underwriter’s Option is Exercised in Full(1)
Selling Shareholder	Number	Percent	Number	Percent	Number	Percent	Number	Percent	Number	Percent
Njord Luxco(2)(3)	51,006,538	53.98%	6,896,552	7.30%	7,931,034	8.39%	44,109,986	46.68%	43,075,504	45.59%

(1)	Percentage is based on 94,488,303 Class A common shares outstanding as of the date of this prospectus supplement.

(2)

This information is derived from information provided to us by Oaktree. The business address of Njord Luxco is OCM Njord Holdings S.à r.l, 26A, Boulevard Royal L-2449, Luxembourg, Luxembourg. The majority shareholder of Njord Holdings is OCM Luxembourg OPPS IX Sarl. The majority shareholder of OCM Luxembourg OPPS IX Sarl is Oaktree Opportunities Fund IX, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The general partner of Oaktree Capital Management GP, LLC is Oaktree Capital Holdings, LLC (f/k/a Atlas OCM Holdings, LLC). Oaktree Capital Holdings, LLC (f/k/a Atlas OCM Holdings, LLC) is managed by its eleven-member board of directors. Each of the general partners, shareholders, and directors listed above expressly disclaims beneficial ownership of the Class A common shares, except to the extent of their respective pecuniary interest therein, if any. The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(3)

Njord Luxco is the holder of the sole outstanding Class C share. The Class C share has 350,000,000 votes at the general meeting in respect of specified matters, including election of members to our Board of Directors (other than the Deputy Chairman) and certain amendments to the Articles of Association. See the section entitled “Description of Capital Stock — Share Capital — Our Shares — Class C Share” in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the description of our share capital. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, which were filed as Exhibit 1.1 to the 2023 20-F. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

Share Capital

Issued and Authorized Capitalization

As of the date of this prospectus supplement, our share capital consists of 94,488,303 Class A common shares, including 493,371 treasury shares, one Class B share, par value $0.01 per share and one Class C share, par value $0.01 per share.

We plan to solicit the approval of our shareholders and apply for a court order from the Companies Court in England and Wales to effect the cancellation of 493,371 treasury shares that we purchased in share buybacks on Nasdaq Copenhagen A/S in 2016 and 2020. The cancellation of these treasury shares is intended to rectify the fact that these repurchases were not made in accordance with the UK Companies Act, which distinguishes between buybacks effected through “market purchases” and “off-market purchases.” We effected these buybacks under “market purchase” resolutions; however, for purposes of the UK Companies Act, Nasdaq Copenhagen A/S is an overseas exchange, making it ineligible for buybacks conducted under the “market purchase” provisions. The cancellation of the affected treasury shares will not affect the rights attached to, or result in any other change to, any of our other shares (or their nominal value).

Our Shares

Class A common shares. Each outstanding Class A common share has (i) on a poll, one (1) vote on all matters at the general meeting (other than the election or removal of the Deputy Chairman), (ii) pre-emption rights upon any new issue of equity securities (including Class A common shares) for cash (unless otherwise provided by the UK Companies Act or our Articles of Association, or as disapplied by the relevant shareholders’ resolution) and (iii) the right to receive dividends, as well as liquidation proceeds and other distributions, that we may declare from time to time. The Class A common shares are not redeemable, either in full or in part.

Class B share. The one outstanding Class B share, par value $0.01, is held by a trustee on behalf of our minority shareholders (the Class A common shareholders other than Njord Luxco or its affiliates) pursuant to the terms of a minority trust deed, which is filed as Exhibit 2.2 to the 2023 20-F. The Class B share has (i) one vote at our general meetings, (ii) no pre-emptive subscription rights in relation to any issue of new shares of other classes and (iii) effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The holder of the Class B share has the right to elect one member to our Board of Directors (the Deputy Chairman) as well as appoint one Board Observer. Currently, David Weinstein serves as the Class B share elected director. The Class B share may not be transferred or pledged, except for a transfer to a replacement trustee or a redemption by us. The Class B share is required to be redeemed when the Class C share is redeemed. The trustee is required to exercise its rights as holder of the Class B share at the direction of such minority shareholders. Such minority shareholders are able to direct the trustee as the holder of the Class B share by responding to a directions request distributed to such minority shareholders in accordance with the terms of the minority trust deed.

Class C share. The one outstanding Class C share, par value $0.01, is held by Njord Luxco. The holder of the Class C share has 350,000,000 votes at our general meetings on specified matters, described below. Based on Njord Luxco’s share ownership as of the date of this prospectus supplement of 51,006,538 Class A common shares and the Class C share, Njord Luxco has 401,006,538 votes.

The Class C share votes may only be cast on resolutions in respect of the appointment or removal of directors (excluding the Deputy Chairman) and certain amendments to the Articles of Association, proposed by the Board of Directors. The Class C share votes may not be cast on resolutions in respect of any amendments to certain reserved matters, as specified in our Articles of Association, (unless those reserved matters also constitute changes to our Articles of Association on which the Class C share is entitled to vote), pre-emptive rights of shareholders, rights attached to the Class B share and other minority protection rights provisions contained in our Articles of Association.

The Class C share has no pre-emption rights in relation to any issue of new shares of other classes and effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The Class C share may not be transferred or pledged, except to an affiliate of Njord Luxco or pursuant to redemption by us. The Class C will be automatically redeemed when Njord Luxco and its affiliates cease to beneficially own at least one third of our issued Class A common shares. The voting rights attached to the Class C share have the practical effect of allowing Njord Luxco to control the Board of Directors of TORM plc and to make amendments to the Articles of Association proposed by the Board of Directors, other than amendments to the minority protections. Even when Njord Luxco holds only a third of the issued Class A common shares, the votes cast by Njord Luxco would represent approximately 90.23% of the votes that may be cast on resolutions on which the Class C share may vote.

Our Share History

As of December 31, 2021, TORM’s total share capital was $812,332.71 consisting of 81,233,269 Class A common shares, one Class B share and one Class C share both with a par value of $0.01 per share.

As of December 31, 2022, TORM’s total share capital was $823,112.99 consisting of 82,311,299 Class A common shares, one Class B share and one Class C share both with a par value of $0.01 per share.

As of December 31, 2023, TORM’s total share capital was $862,256.86 consisting of 86,225,684 Class A common shares, one Class B share and one Class C share both with a par value of $0.01 per share.

From January 1, 2024 to the date of this prospectus supplement, TORM has increased its share capital by 8,262,619 Class A common shares.

After the capital increases, our share capital amounts to $944,883.05 divided into 94,488,303 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01. A total of 94,488,303 votes are attached to the Class A common shares. The Class B share and the Class C share have specific voting rights.

Reconciliation of the Number of Class A Common Shares Outstanding as of the Date of this Prospectus Supplement

Shares outstanding at December 31, 2021	81,233,269
Number of Class A common shares issued in connection with exercise of RSUs	1,078,030
Shares outstanding at December 31, 2022	82,311,299
Number of Class A common shares issued in connection with exercise of RSUs	1,137,569
Number of Class A common shares issued in connection with acquisition of vessels	2,776,816
Shares outstanding at December 31, 2023	86,225,684
Number of Class A common shares issued in connection with exercise of RSUs	1,193,805
Number of Class A common shares issued in connection with acquisition of vessels	7,068,814
Shares outstanding at May 30, 2024	94,488,303

Share Capital Increases

On January 5, 2024, we increased our share capital by 1,313,482 Class A common shares (corresponding to a nominal value of $13,134.82) as a result of the increase in 660,714 Class A common shares (corresponding to a nominal value of $6,607.14) as a result delivery of the third of four eco MR product tanker vessels (TORM Denise) acquired in the fourth quarter of 2023 and the increase in 652,768 Class A common shares (corresponding to a nominal value of $6,527.68) as a result of the first of eight eco LR2 product tanker vessels (TORM Gwendolyn) acquired in the fourth quarter of 2023. After the capital increase, our share capital amounted to $875,391.68 divided into 87,539,166 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 11, 2024, we increased our share capital by 1,284,791 Class A common shares (corresponding to a nominal value of $12,847.91) as a result of the increase in 660,714 Class A common shares (corresponding to a nominal value of $6,607.14) as a result delivery of the final of four eco MR product tanker vessels (TORM Danica) acquired in the fourth quarter of 2023 and the increase in 624,077 Class A common shares (corresponding to a nominal value of $6,240.77) as a result of the second of eight eco LR2 product tanker vessels (TORM Gabriella) acquired in the fourth quarter of 2023. After the capital increase, our share capital amounted to $888,239.59 divided into 88,823,957 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 16, 2024, we increased our share capital by 638,013 Class A common shares (corresponding to a nominal value of $6,380.13) as a result of the increase in 616,746 Class A common shares (corresponding to a nominal value of $6,167.46) as a result of the third of eight eco LR2 product tanker vessels (TORM Gwyneth) acquired in the fourth quarter of 2023 and as a result of the increase in 21,267 Class A common shares (corresponding to a nominal value of $212.67) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $894,619.72 divided into 89,461,970 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 24, 2024, we increased our share capital by 1,237,266 Class A common shares (corresponding to a nominal value of $12,372.66) as a result of the increase in 1,223,088 Class A common shares (corresponding to a nominal value of $12,230.88) as a result of the fourth and fifth of eight eco LR2 product tanker vessels (TORM Ganga and TORM Gitte) acquired in the fourth quarter of 2023 and as a result of the increase in 14,178 Class A common shares (corresponding to a nominal value of $141.78) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $906,992.38 divided into 90,699,236 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 30, 2024, we increased our share capital by 23,198 Class A common shares (corresponding to a nominal value of $231.98) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $907,224.36 divided into 90,722,434 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On February 8, 2024, we increased our share capital by 6,905 Class A common shares (corresponding to a nominal value of $69.05) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $907,293.41 divided into 90,729,339 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 12, 2024, we increased our share capital by 620,473 Class A common shares (corresponding to a nominal value of $6,204.73) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $913,498.14 divided into 91,349,812 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 19, 2024, we increased our share capital by 744,668 Class A common shares (corresponding to a nominal value of $7,446.68) as a result of the increase in 698,590 Class A common shares (corresponding to a nominal value of $6,985.90) as a result of the delivery of sixth of the eight LR 2 vessel (TORM Gemma) acquired in the fourth quarter of 2023 and as a result of the increase in 46,078 Class A common shares (corresponding to a nominal value of $460.78) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $920,944.82 divided into 92,094,480 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 22, 2024, we increased our share capital by 570,006 Class A common shares (corresponding to a nominal value of $5,700.06) as a result of the delivery of the seventh of the eight LR2 vessels (TORM Gloria). After the capital increase, our share capital amounted to $926,644.88 divided into 92,664,486 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 26, 2024, we increased our share capital by 71,152 Class A common shares (corresponding to a nominal value of $711.52) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $927,356.40 divided into 92,735,638 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On April 4, 2024, we increased our share capital by 725,483 Class A common shares (corresponding to a nominal value of $7,254.83) as a result of increase in 679,102 shares (corresponding to a nominal value of $6,791.02) from the delivery of the last LR2 vessel acquired in the fourth quarter 2023 (TORM Grace) and the increase in 46,381 Class A common shares (corresponding to a nominal value of $463.81) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $934,611.23 divided into 93,461,121 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On April 9, 2024, we increased our share capital by 255,200 Class A common shares (corresponding to a nominal value of $2,552.00) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $937,163.23 divided into 93,716,321 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On April 26, 2024, we increased our share capital by 683,009 Class A common shares (corresponding to a nominal value of $6,830.09) as a result of the delivery of the LR2 vessel acquired in January 2024 (TORM Genesis). After the capital increase, our share capital amounted to $943,993.32 divided into 94,399,330 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On May 15, 2024, we increased our share capital by 48,985 Class A common shares (corresponding to a nominal value of $489.85) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $944,483.17 divided into 94,448,315 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On May 23, 2024, we increased our share capital by 36,399 Class A common shares (corresponding to a nominal value of $363.99) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $944,847.16 divided into 94,484,714 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On May 29, 2024, we increased our share capital by 3,589 Class A common shares (corresponding to a nominal value of $35.89) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $944,883.05 divided into 94,488,303 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

Transfer Agent

The transfer Agent is Computershare Inc, Dept CH 19228, Palatine, IL 60055, USA.

Listing

Our Class A common shares are listed on Nasdaq under the symbol “TRMD” and on Nasdaq Copenhagen A/S under the symbol “TRMD A.”

TAXATION

For a discussion of the material United States federal income tax and certain non-United States tax considerations applicable to us and to holders of our Class A common shares who or that acquired such shares pursuant to this prospectus supplement and the accompanying base prospectus, please see “Item 10. Additional Information — E. Taxation” of our 2023 20-F, which is incorporated by reference.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Citigroup Global Markets Inc., as the underwriter in this offering, has agreed to purchase, and the selling shareholder has agreed to sell to the underwriter, 6,896,552 Class A common shares.

The underwriter is offering the Class A common shares subject to its acceptance of the Class A common shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Class A common shares offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Class A common shares offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the Class A common shares covered by the underwriter’s option to purchase additional shares described below.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,034,482 additional Class A common shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase 1,034,482 additional Class A common shares.

The underwriter has agreed to purchase the Class A common shares from the selling shareholder at a price of $    per share, which will result in $    of proceeds to the selling shareholder before expenses. The underwriter proposes to offer the Class A common shares from time to time for sale in one or more transactions on Nasdaq or Nasdaq Copenhagen A/S, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling the Class A common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers for whom they may act as agents or to whom they may sell as principal. The offering of the Class A common shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. In connection with the sale of the Class A common shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $435,000.

Our Class A common shares are listed on the Nasdaq Stock Market LLC under the symbol “TRMD”. Our Class A common shares also trade on Nasdaq Copenhagen A/S under the symbol “TRMD A.”

We have agreed that, without the prior written consent of the underwriter we will not, during the period ending 60 days after the date of this prospectus supplement, or the restricted period, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A common shares or any securities convertible into or exercisable or exchangeable for Class A common shares, or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A common shares or other securities, in cash or otherwise.

Notwithstanding the above, the restrictions contained in the foregoing paragraph shall not apply to (1) the Class A common shares to be sold hereunder, (2) any Class A common shares we issue upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in this prospectus supplement (including the documents incorporated by reference), (3) any Class A common shares issued or options to purchase Class A common shares granted pursuant to our existing employee benefit plans referred to in this prospectus supplement (including the documents incorporated by reference) or (4) any Class A common shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement (including the documents incorporated by reference).

Our directors and the selling shareholder have agreed that, without the prior written consent of the underwriter, they will not, and will not publicly disclose an intention to, during the restricted period (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A common shares or any securities convertible into or exercisable or exchangeable for Class A common shares, whether now owned or hereafter acquired by them or with respect to which they have, or hereafter acquire the power of, disposition, or the lock-up securities, or exercise any right with respect to the registration of any of the lock-up securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the lock-up securities, whether any such swap or transaction is to be settled by delivery of Class A common shares or other securities, in cash or otherwise.

Notwithstanding the above, the lock-up agreements applicable to our directors and the selling shareholder do not apply to transfers of the lock-up securities: (a) as a bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of, or for the benefit of the immediate family of, the directors or the selling shareholder, (c) as a distribution to the members, limited partners or stockholders of the directors or the selling shareholder or (d) to affiliates of, or to any investment fund or other entity controlled or managed by, the directors or the selling shareholder. The lock-up agreements also do not apply to awards under the Company’s management long-term incentive plans. Additionally, our directors and the selling shareholder may sell Class A common shares they purchase on the open market following the offering, subject to certain conditions.

The underwriter, in its sole discretion, may release the Class A common shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Class A common shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common shares. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, Class A common shares in the open market to stabilize the price of the Class A common shares. These activities may raise or maintain the market price of the Class A common shares above independent market levels or prevent or retard a decline in the market price of the Class A common shares. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement and accompanying base prospectus in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of Class A common shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that may make Internet distributions on the same basis as other allocations.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of our Class A common shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to shares of our Class A common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of our Class A common shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of our Class A common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Class A common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A common shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Class A common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In relation to the United Kingdom, no Class A common shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, or the FSMA;

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A common shares in circumstances in which Section 21(1) of the FSMA does not apply to the company or the selling shareholder; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A common shares in, from or otherwise involving the United Kingdom.

Canada

The Class A common shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Class A common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Class A common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Class A common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A common shares may not be circulated or distributed, nor may the Class A common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Class A common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the Class A common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018, or the CMP Regulations) that the Class A common shares are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Class A common shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Class A common shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Class A common shares. The Class A common shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Class A common shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Class A common shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Class A common shares may be publicly distributed or otherwise made publicly available in Switzerland.

In particular, this prospectus supplement will not be filed with, and the offer of the Class A common shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A common shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Class A common shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A common shares offered should conduct their own due diligence on the Class A common shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Class A common shares has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the Company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the Class A common shares for resale in Australia within 12 months of those Class A common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the ordinary Class A common shares is directed 182 only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum to the Israeli Securities Law (as it may be amended from time to time, the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million, and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are an English company and our executive offices are located outside of the United States. Our officers and the majority of our directors and some of the experts named in this document reside outside of the United States. In addition, substantially all of our assets and the assets of our officers, directors and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons or enforcing any judgments obtained in U.S. courts to the extent assets located in the United States are insufficient to satisfy the judgments. In addition, original actions or actions for the enforcement of judgments of U.S. courts with respect to civil liabilities solely under the federal securities laws of the United States may not be enforceable in England.

EXPENSES

The following are the estimated expenses related to this offering, all of which will be paid by us.

Commission registration fee	$38,295	*
Legal fees and expenses	$150,000
Accounting fees and expenses	$200,000
Printing and typesetting expenses	$50,000
Miscellaneous	$6,705
Total	$445,000

*	Previously paid.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States federal and New York State law. The validity of securities offered by this prospectus supplement will be passed upon for us by Watson Farley & Williams LLP with respect to matters of English law. Certain legal matters relating to the offering will be passed upon for the underwriter by Cravath, Swaine & Moore LLP, New York, New York. Akin Gump Strauss Hauer & Feld LLP is acting as New York counsel to the selling shareholder and Allen & Overy is acting as Luxembourg counsel to the selling shareholder.

EXPERTS

The consolidated financial statements of TORM plc appearing in TORM plc’s Annual Report (Form 20-F) for the year ended December 31, 2023, and the effectiveness of TORM plc’s internal control over financial reporting as of December 31, 2023 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of EY Godkendt Revisionspartnerselskab are located at Dirch Passers Allé 36, DK-2000 Frederiksberg, Copenhagen, Denmark.

PROSPECTUS

TORM PLC

$250,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights and Units

and

53,812,988 Class A Common Shares

offered by the Selling Shareholder

We may, from time to time in one or more offerings, offer and sell our common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued under this prospectus may not exceed $250,000,000.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We may sell the securities offered by this prospectus directly or through underwriters, agents or dealers, the names of which and the specific terms of a plan of distribution will be stated in the applicable prospectus supplement.

In addition, OCM Njord Holdings S.à r.l., which we refer to herein as Njord Luxco or the Selling Shareholder, may sell in one or more offerings pursuant to this registration statement up to 53,812,988 of our Class A common shares. The Selling Shareholder may sell any or all of these common shares on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Shareholder and the times and manners in which they may offer and sell our common shares is described under the sections entitled “Selling Shareholder” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of our Class A common shares by the Selling Shareholder.

Our Class A common shares currently trade on Nasdaq Copenhagen A/S, or Nasdaq Copenhagen, under the symbol “TRMD A” and on Nasdaq Stock Market LLC in New York, or Nasdaq New York, under the symbol “TRMD”. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq New York or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 11 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell common, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus from time to time in one or more offerings, up to a total of $250,000,000. In addition, the Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 53,812,988 of our Class A common shares.

This prospectus only provides you with a general description of TORM plc and the securities that are registered hereunder that may be offered by us or the Selling Shareholder. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. Any prospectus supplement may also add, update or change the information contained in this prospectus. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement you should rely on the information in the prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.”

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find Additional Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated, the terms “TORM plc,” “we,” “us,” “our,” the “Company” and the “Group” refer to TORM plc and its consolidated subsidiaries, which includes TORM A/S and its consolidated subsidiaries, following the closing of the Exchange Offer (defined below). When used in this prospectus to describe events prior to the closing of the Exchange Offer, the terms “TORM A/S,” “we,” “us,” “our,” the “Company” and the “Group” refer to TORM A/S and its consolidated subsidiaries before such time. References to “Former TORM A/S” refer to TORM A/S and its consolidated subsidiaries prior to the completion of the 2015 Restructuring (defined below).

Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus are to the lawful currency of the United States of America, references to “Sterling”, “£” and “GBP” are to the lawful currency of the United Kingdom, references to “Danish Kroner,” and “DKK” are to the lawful currency of Denmark. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

We report our consolidated financial results in U.S. dollars and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which also comply with reporting requirements under English law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are “forward-looking statements.” Forward-looking statements include, but are not limited to, such matters as:

•	our future operating or financial results;

•	global and regional economic and political conditions, including piracy;

•	our pending vessel acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs;

•	statements about shipping market trends, including charter rates and factors affecting supply and demand;

•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our ability to enter into time charters after our current charters expire and our ability to earn income in the spot market;

•	changes in the price of our Class A common shares; and

•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section entitled “Risk Factors,” on page 9 of this prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and in the documents that we incorporate by reference into this prospectus, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	our future operating or financial results;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	fluctuations in interest rates and foreign exchange rates;

•

the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”), and its impact on the demand for seaborne transportation of petroleum products;

•	general domestic and international political conditions or events, including “trade wars”;

•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

•	the length and number of off-hire periods and dependence on third-party managers; and

•

other factors discussed under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2020 and the other documents that we incorporate by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in, or incorporated by reference into, this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in, or incorporated by reference into, this prospectus are qualified in their entirety by the cautionary statements contained herein. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the information incorporated by reference herein, including the section entitled “Risk Factors.”

Our Company and our Business

TORM plc is one of the world’s largest carriers of refined oil products. Our activities are primarily the transportation of clean petroleum products, such as gasoline, jet fuel, kerosene, naphtha and gas oil, and occasionally dirty petroleum products, such as fuel oil. We are active in all larger vessel segments of the product tanker market from Handysize to Long Range 2 (LR2) tankers. As of the date of this prospectus, we own and operate a fleet of 84 product tankers, 72 of which we own and 12 of which we charter in on bareboat charter. In addition, as of the date of this prospectus, we have one newbuilding under construction that is scheduled to be delivered in the first quarter 2022. Additionally, as of the date of this prospectus, we entered into an agreement with a Chinese financial institution for the sale and operational leaseback of nine existing MR vessels built from 2010 to 2012, which are expected to close during the fourth quarter of 2021 and first quarter of 2022. For an overview of the specifications of our fleet, please see “Our Fleet,” below.

We have an extensive in-house operating and management platform which performs commercial, administrative and technical management for our vessels. Through this integrated platform, we handle the commercial management of all our vessels and the technical management of all our owned vessels, other than three vessels managed by an unaffiliated third party. In addition, we conduct all vessel sale and purchase activities in-house, leveraging relationships with shipbrokers, shipyards, financial institutions and other shipowners.

History and Development of the Company

We were founded as TORM A/S in 1889 by Captain Ditlev E. Torm and Christian Schmiegelow. Within the first ten years, the fleet of TORM A/S consisted of four vessels, and in 1905 TORM A/S became listed on the Copenhagen Stock Exchange. In connection with the Redomiciliation in 2016, TORM A/S became a wholly-owned subsidiary of TORM plc. As of the date of this prospectus, we operate a fleet of 84 owned or chartered-in vessels and our Class A common shares are listed on both Nasdaq Copenhagen and Nasdaq New York under the symbols “TRMD A” and “TRMD,” respectively.

TORM plc is a public limited company incorporated under the laws of England and Wales on October 12, 2015 under the name Anchor Admiral Limited with company number 09818726. Anchor Admiral Limited was renamed TORM Limited on November 26, 2015, and TORM Limited was renamed TORM plc on January 20, 2016. TORM plc’s registered office is at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, United Kingdom. Our telephone number at this address is +44 203 713 4560. Our main commercial and technical activities are managed out of our office at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark. Our telephone number at that address is +45 39 17 92 00. We also have offices located in Mumbai (India), New Delhi (India), Manila (the Philippines), Cebu (the Philippines), Singapore (Singapore) and Houston (Texas, USA). Our website is www.torm.com. The SEC maintains an Internet site (sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. None of the information contained on these websites is incorporated into or forms a part of this prospectus. TORM plc is today one of the world’s largest carriers of refined oil products.

Our Fleet

The following table sets forth summary information regarding our fleet of owned product tankers, including the vessels that we charter in as of the date of this prospectus.

Vessel Name	Type	DWT	Year Built	Shipyard
Owner On-the-Water Product Tankers
TORM Gudrun	LR2	101,155	2000	Hyundai HI (Ulsan)
TORM Hilde	LR2	114,951	2018	GSI Nansha
TORM Hermia	LR2	114,951	2018	GSI Nansha
TORM Ingeborg	LR2	99,999	2003	Hyundai Samho HI
TORM Kirsten	LR2	114,440	2015	Hyundai HI (Gunsan)
TORM Kristina	LR2	114,322	2015	Hyundai HI (Gunsan)
TORM Maren	LR2	109,672	2008	Dalian Shipbuilding
TORM Marina	LR2	109,672	2007	Dalian Shipbuilding
TORM Mathilde	LR2	109,672	2008	Dalian Shipbuilding
TORM Valborg	LR2	99,999	2003	Hyundai Samho HI
TORM Elise	LR1	75,000	2020	GSI Nansha
TORM Elizabeth	LR1	75,000	2020	GSI Nansha
TORM Emilie	LR1	74,999	2004	Hyundai HI (Ulsan)
TORM Estrid	LR1	74,999	2004	Hyundai HI (Ulsan)
TORM Ismini	LR1	74,999	2004	Hyundai HI (Ulsan)
TORM Sara	LR1	72,718	2003	Samsung HI
TORM Signe	LR1	72,718	2005	Samsung HI
TORM Sofia	LR1	72,718	2005	Samsung HI
TORM Venture	LR1	73,700	2007	New Century SB
TORM Adventurer	MR	46,042	2007	Brod. Trogir
TORM Agnes	MR	49,999	2011	GSI Liwan
TORM Agnete	MR	49,999	2010	GSI Liwan
TORM Allegro	MR	46,184	2012	Brod. Trogir
TORM Almena	MR	49,999	2010	GSI Liwan
TORM Amalie	MR	49,999	2011	GSI Liwan
TORM Amorina	MR	46,184	2012	Brod. Trogir
TORM Anabel	MR	49,999	2012	GSI Liwan
TORM Arawa	MR	49,999	2012	GSI Liwan
TORM Aslaug	MR	49,999	2010	GSI Liwan
TORM Astrid	MR	49,999	2012	GSI Liwan
TORM Atlantic	MR	49,999	2012	GSI Liwan
TORM Cavatina	MR	46,184	2010	Brod. Trogir
TORM Corrido	MR	46,156	2011	Brod. Trogir
TORM Discoverer	MR	45,012	2008	Brod. Trogir
TORM Eric	MR	49,999	2006	STX SB (Jinhae)
TORM Freya	MR	46,350	2003	STX SB (Jinhae)
TORM Hardrada	MR	45,983	2007	Shin Kurushima
TORM Helvig	MR	46,187	2005	STX SB (Jinhae)
TORM Horizon	MR	46,955	2004	Hyundai Mipo
TORM India	MR	49,999	2010	Hyundai Mipo
TORM Kansas	MR	46,955	2006	Hyundai Mipo
TORM Laura	MR	49,999	2008	GSI Liwan
TORM Leader	MR	46,070	2009	Brod. Trogir

Vessel Name	Type	DWT	Year Built	Shipyard
TORM Lene	MR	49,999	2008	GSI Liwan
TORM Lilly	MR	49,999	2009	GSI Liwan
TORM Loke	MR	44,999	2007	SLS Shipbuilding
TORM Lotte	MR	49,999	2009	GSI Liwan
TORM Louise	MR	49,999	2009	GSI Liwan
TORM Moselle	MR	47,024	2003	Onomichi Dockyard
TORM Philippines	MR	49,999	2010	Hyundai Mipo
TORM Platte	MR	46,959	2006	Hyundai Mipo
TORM Ragnhild	MR	46,187	2005	STX SB (Jinhae)
TORM Republican	MR	46,955	2006	Hyundai Mipo
TORM Resilience	MR	49,999	2005	STX SB (Jinhae)
TORM Solution	MR	49,999	2019	GSI Nansha
TORM Sovereign	MR	49,999	2017	Hyundai Mipo
TORM Splendid	MR	49,999	2020	GSI Nansha
TORM Stellar	MR	49,999	2020	GSI Nansha
TORM Strength	MR	49,999	2019	GSI Nansha
TORM Strong	MR	49,999	2019	GSI Nansha
TORM Sublime	MR	49,999	2019	GSI Nansha
TORM Success	MR	49,999	2019	GSI Nansha
TORM Supreme	MR	49,999	2017	Hyundai Mipo
TORM Thames	MR	47,036	2005	Hyundai Mipo
TORM Thor	MR	49,757	2015	Sungdong SB
TORM Thunder	MR	49,757	2015	Sungdong SB
TORM Thyra	MR	46,350	2003	STX SB (Jinhae)
TORM Timothy	MR	49,757	2015	Sungdong SB
TORM Troilus	MR	49,757	2016	Sungdong SB
TORM Voyager	MR	45,916	2010	Brod. Trogir
TORM Gyda	Handy	36,207	2009	Hyundai Mipo
TORM Tevere	Handy	36,990	2005	Hyundai Mipo
Chartered-in Product Tankers
TORM Kiara	LR2	114,445	2015	Hyundai HI (Gunsan)
TORM Hellerup	LR2	114,951	2018	GSI Nansha
TORM Herdis	LR2	114,951	2018	GSI Nansha
TORM Helene	LR2	114,000	2021	GSI Nansha
TORM Malaysia	MR	51,672	2011	Hyundai Mipo
TORM New Zealand	MR	49,999	2011	Hyundai Mipo
TORM Alexandra	MR	49,999	2010	GSI Liwan
TORM Alice	MR	49,999	2010	GSI Liwan
TORM Australia	MR	49,999	2011	Hyundai Mipo
TORM Singapore	MR	49,999	2011	Hyundai Mipo
TORM Titan	MR	49,757	2016	Sungdong SB
TORM Torino	MR	49,757	2016	Sungdong SB
Newbuildings
N/B GSI Nansha Guangzhou 19121032	LR2	114,000	2022	GSI Nansha

(1)

As used in this prospectus, Hyundai refers to Hyundai Heavy Industries Co. Ltd.; Halla refers to Halla Engineering & Heavy Industries, South Korea; Samho refers to Hyundai Samho Heavy Industries Co. Ltd.; Dalian New refers to Dalian Shipbuilding Industry, China; New Century refers to New Century Shipbuilding Co. Ltd.; Onomichi refers to Onomichi Dockyard, Japan; Daedong refers to Daedong

Shipbuilding, South Korea; STX refers to STX Offshore and Shipbuilding Co. Ltd.; Hyundai Mipo refers to Hyundai Mipo Dockyard Co. Ltd.; Shin Kurushima refers to Shin Kurushima Dockyard Co. Ltd., Japan; SLS refers to SLS Shipbuilding Co. Ltd. Tongyeong, South Korea; Brod. Trogir refers to Brodotrogir Shipyard and GSI refers to Guangzhou Shipyard International Co., Ltd.

(2)

Vessels were sold and leased back on bareboat charter with contract expirations in 2026. We have a purchase option for the individual vessels in both 2024 and 2026. No sales were recorded under IFRS and hence the vessels have not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(3)

Vessels were sold and leased back on bareboat charter with a contract expiration in 2025. We have a purchase obligation for the individual vessels. No sales were recorded under IFRS and hence the vessels have not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(4)

Vessel was sold and leased back on bareboat charter with a contract expiration in 2026. We have a purchase obligation for the vessel. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(5)

Vessel was sold and leased back on bareboat charter with a contract expiration in 2024. We have a purchase obligation for the vessel. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

Management of Our Fleet

We are primarily involved in the transportation of refined oil products from the refineries to the end user. In addition to clean products, we use some of our vessels for the transportation of residual fuels from the refineries as well as crude oil directly from the production field to the refinery. These fuel types are commonly referred to as dirty petroleum products, as extensive cleaning of the vessel’s cargo tanks is required before a vessel can transport clean products again. In addition, some of our vessels have special chemical trading capabilities. In 2020 and through the nine months ended September 30, 2021, 94.5% and 98.5%, respectively, of our turnover was generated from clean products transportation.

Our integrated operating platform with in-house technical and commercial management enhances the response to customer demands and allows us to generate value for stakeholders as well as for the Company.

Our long-term success is dependent on our ability to provide safe and reliable transportation services. In addition to the items explicitly stated in the financial statements, our long-term success further builds on the intellectual property of our workforce and the relationship and cooperation with external stakeholders such as oil traders, state-owned oil companies, oil majors, financial institutions, shipyards, brokers, and governmental agencies.

We are present in all large vessel classes in the product tanker market with specific focus on the LR2, LR1 and Medium Range (MR) vessel classes as these three segments offer the greatest synergies. In addition, six of our MR product tankers have special chemical trading capabilities.

We are, on an ongoing basis, optimizing and adjusting our fleet mix, and since the beginning of 2020, our fleet has increased from 76 vessels to 84 vessels on the water in November 2021. The increase covers the purchase of 18 vessels, delivery of 13 vessels and 5 newbuildings and a sale of 10 older vessels. In the second and third quarters of 2021, we took delivery of eight MR vessels and three LR2 vessels. In the fourth quarter of 2021, we took delivery of one LR2 newbuilding, and in the first quarter of 2022, we are scheduled to take delivery of one LR2 newbuilding vessel as well. The change is primarily driven by our general opportunistic approach to fleet renewal through disposal of older tonnage, acquisition of younger tonnage and modern second-hand vessels and contracting of newbuildings with the recent additions to fleet timed in the market down-turn.

Our Business Strategy

Our primary objective is to optimize our earnings within the given market environment and conditions in addition to ensuring the long-term viability of the company. The three key elements of our business strategy are:

Leading Product Tanker Owner.

We are an international leading product tanker company and one of the largest owners of product tankers in the world. TORM primarily employs its fleet of 84 vessels in the spot market. With our presence in all the large product tanker segments and across all regional supply and demand hubs, we are well positioned to meet our customers’ transport and storage requirements.

We seek to selectively grow our fleet and to serve as a consolidator in the product tanker segment if the right opportunities arise. We continuously assess opportunities to optimize our fleet by acquiring attractive high-specification second-hand product tankers or selectively pursuing newbuilding programs with high-quality shipyards.

In this way, we serve as a consolidator while at the same time optimizing our invested capital to enable the highest possible return on invested capital (ROIC). Our scalable business platform is a supportive and required enabler for this strategic objective.

During 2021, we have so far purchased 11 vessels, all of which were delivered during the second and third quarters of 2021 and in support of our expected ROIC. This includes eight MR product tankers, six of which have chemical trading capabilities in a partly share, partly cash-based transaction and three 2015-built scrubber-fitted and fuel-efficient LR2 vessels.

From time to time, we also plan to sell vessels that no longer fit with the commercial strategy, or if the price point is deemed attractive. In 2020, we sold eight older vessels, capitalizing on the strong market during the first half of the year that provided attractive opportunities to dispose of older tonnage. During 2021 so far, we have sold one additional older vessel.

Our solid capital structure balances the spot-based employment profile with low leverage, a strong liquidity position, a fully funded newbuilding program and limited off-balance sheet charter-in commitments.

Secured bank financing remains the preferred source of debt funding for us, but the use of leasing structures reflects our broad access to various sources of competitive financing.

To support our shares and to attract a broad investor base, we frequently market our shares towards investors through investor roadshow activities, conference participation and panel discussions. Further, we believe that our transparent company structure and corporate governance principles enhance the attractiveness of our shares.

Superior Operating Platform.

Our fleet is effectively managed on the in-house integrated operating platform known as One TORM. Operations are conducted combined for the entire fleet to reap synergies across vessel classes.

The integrated nature of our operating platform provides transparency and clear alignment of management and shareholder interests, which mitigates the potential for actual or perceived conflicts of interest with related parties. We also believe that the largest customers prefer an integrated operating model as it provides them with better accountability and insight into safety and vessel performance.

In line with our strategic focus on safety, the One TORM platform features its One TORM Safety Culture program. The purpose of the program is to continuously strengthen our safety culture beyond mere compliance and reflects the belief that profitability and safety are not mutually exclusive.

On the One TORM platform the commercial, technical, sale and purchase and support divisions work towards common goals in a network-based organization. Our commercial team is responsible for employment and operation of our fleet and has continuously demonstrated superior performance compared to peers and market benchmarks. One of the key elements for the commercial team to succeed is the ability to ensure an optimal position of the fleet in the global basins, where differences in earnings can be significant during a year.

Our fleet is managed by its in-house technical management. The department is responsible for maintaining the high quality of our vessels and the delivery of an environmentally friendly, safe, and cost- efficiently technical operation. Our technical management also has extensive experience in vessel design and construction and provides essential knowledge for us to execute newbuilding programs. Apart from the office staff, more than 3,000 seafarers are employed in our technical department.

Our sale and purchase activities are conducted by an in-house team. The sale and purchase team leverages relationships with shipbrokers, shipyards, financial institutions and shipowners to ensure fleet renewal and actively pursue lucrative opportunities in the second-hand and newbuilding markets.

The support division is an integral part of our day-to-day operations and provides optimized business practices, reporting and payment processes, proactive business partnering, stringent risk management, liquidity and funding management etc. The support division has for years built a strong data and digitalized business support function. By means of significant, advanced analytics and applied AI competences, this function has created an analytical model to further support the commercial performance of the Company.

For A Greener Future.

We strive to utilize our market position and strength to lead the product tanker industry into a more environmentally friendly future and to develop innovative solutions for a greener future, and we have reduced our CO2 impact by 22% since 2008.

Our key priority is to contribute to combatting the accelerating global climate change and to minimizing pollution of the seas and the atmosphere. Thus, we have strong focus on reducing fuel consumption and CO2 emissions, achieved through a committed focus on optimal performance and industry collaboration.

We believe that both the CO2 and the ESG agendas will be integral and determining elements of the future of the product tanker business. At the same time, we acknowledge that oil and refined oil products are essential resources that the world will continue to rely on for the foreseeable future.

We embrace the climate combat and are dedicated to developing innovative solutions for our industry and easing the impact of our vessels on the environment. To quantify our ambition, we have set a target to reduce our relative CO2 emissions by 40% by 2030 compared to 2008 and an ambition to have zero CO2 emissions from operating our fleet by the year 2050.

We believe that our integrated focus on environmental impact will be beneficial both from an environmental and an investment point of view. We will therefore investigate the potential of green business adjacencies that can co-create long-term value and optionality for us. We have already formed a successful partnership with a scrubber producer, supporting the company’s scrubber investments.

To reach the CO2 target set for 2030, optimization and improvement of the existing fleet are paramount, and we are applying a broad set of actions to enhance the fuel efficiency of its fleet. This includes both operational and technical improvements. We are also engaged in developing next generation ship design and new energy improving technologies with selected partners. To support the target, we will incorporate the impact on the reduction trajectory when assessing future fleet renewal options.

In the longer term and to meet its ambition for 2050, we believe that new alternative fuels in shipping will be required on a global scale. We will seek to influence this development and pursue broad industry cooperation on this important journey. These new technologies are still in the developing stages and what will be the technology of the future is so far associated with great uncertainty.

Corporate Structure and Certain Company Information

TORM plc was incorporated as a public limited company incorporated under the laws of England and Wales on October 12, 2015 under the name Anchor Admiral Limited with company number 09818726. Anchor Admiral Limited was renamed TORM Limited on November 26, 2015, and TORM Limited was renamed TORM plc on January 20, 2016. TORM plc’s registered office is at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, United Kingdom. Our telephone number at this address is +44 203 713 4560. Our main commercial and technical activities are managed out of our office at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark. Our telephone number at that address is +45 39 17 92 00. We also have offices located in Mumbai (India), New Delhi (India), Manila (the Philippines), Cebu (the Philippines), Singapore (Singapore) and Houston (Texas, USA). Our website is www.torm.com. Neither our website nor its contents are incorporated into this prospectus.

Recent and Other Developments

In the fourth quarter of 2021, TORM entered into an agreement a Chinese financial institution for the sale and operational leaseback of nine existing MR vessels built from 2010 to 2012. The lease period is expected to be between eight and ten years depending on the vessels. The transactions are expected to be completed during the fourth quarter of 2021 and first quarter of 2022 and yield aggregate net proceeds of $75.5 million to the Company following the repayment of the existing debt secured by the vessels. This lease financing includes buyout options, starting from year three. This underlines TORM’s ability to obtain attractively priced and diversified operational lease financing.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Risks inherent in an investment in our securities

The market price of our securities after any offering may be volatile, and the value of an investment in our securities may decline.

The market price of our securities could be subject to significant fluctuations in response to any one or more of the risk factors discussed in our latest Annual Report on Form 20-F filed with the SEC and others beyond our control, including:

•	the market for similar securities;

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the tanker industry;

•	market conditions generally and in the tanker industry;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to service and refinance our current and future indebtedness;

•	our ability to raise additional debt and equity to satisfy our capital needs;

•	the failure of securities analysts to publish research about us after this offering or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

The product tanker market is cyclical in nature, which leads to volatility in freight rates, vessel values and industry profitability and freight rates among different types of product tankers are highly volatile. In addition, the securities markets in recent years have experienced substantial price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as factors such as those listed above, may negatively impact the price of our securities. If the market price of our securities declines, you may not realize any return on your investment in our securities and may lose some or all of your investment. Also, you may not be able to sell the securities at prices equal to or greater than those paid by you in any offering. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. Future securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could harm our business, results of operations and financial condition.

We may issue additional securities without your approval, which could dilute your ownership interests and may depress the market price of our securities.

We may issue additional securities of equal or senior rank to your securities, without shareholder approval, in a number of circumstances.

The issuance by us of additional securities of equal or senior rank to your securities may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us may decrease;

•	the amount of cash available for dividends or interest payments may decrease;

•	the relative voting strength of previously outstanding securities may be diminished; and

•	the market price of our securities may decline.

Additional risks associated with the operation of our business

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call on ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations and financial condition.

The impact of COVID-19 may adversely impact the global economy and our business.

The spread of the novel coronavirus (hereinafter referred to as COVID-19), which was declared a pandemic by the World Health Organization on March 11, 2020, has had and continues to have a significant negative impact on the global economy and has caused significant volatility in the financial markets, the severity and duration of which remains uncertain and will depend on future developments including, among others, new information which may emerge concerning the severity of the virus, any resurgence of the virus, the actions to contain or treat its impact, and the length of time that the pandemic continues and whether subsequent waves of the infection happen including as a result of vaccination rates among the population, the effectiveness of COVID-19 vaccines and the response by governmental bodies and regulators. Accordingly, an estimate of the impact cannot be made at this time.

COVID-19 has introduced uncertainty in a number of areas of our business, including operational, commercial, administrative and financial activities. We are focused on maintaining our efficient operations and, above all, the health and safety of our seafarers and shore-based employees. Because of port restrictions and various quarantine measures, we continue to experience challenges with crew changes on our operating vessels and crewing of our newbuildings prior to delivery from the relevant shipyard. In light of these challenges our crew have had to and may in the future have to stay on board for longer periods and increased costs may occur in conjunction with crew changes on our operating vessels and crewing of our newbuildings. The uncertainty in global capital and bank credit markets has also affected access and cost of new financing. We are unable to reasonably predict the estimated length or severity of the COVID-19 pandemic on our future operating results.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales by the Selling Shareholder.

CAPITALIZATION

Updated information about our capitalization will be included in applicable future prospectus supplements.

The following table sets forth our capitalization as September 30, 2021:

(USD million)	Actual
Current borrowings	$177.6
Non- current borrowings	$862.8
Total Debt	$1,040.40
Equity
Share Capital
Common Shares	$0.8
Share premium	$158.9
Treasury Shares	$(4.2)
Hedging reserves	$(12.5)
Translation reserves	$0.2
Retained Profit	$906.8
Total Equity	$1,050
Total Capitalization	$2,090.40

There have been no significant adjustments to our capitalization since September 30, 2021. The above table should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements and related notes included in the 2020 Annual Report as well as the unaudited interim condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2021 that are included in the Form 6-K filed with the SEC on November 10, 2021. If necessary, updated information on our capitalization will be included in a prospectus supplement or in an exhibit to a current report on Form 6-K that is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and the Selling Shareholder may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities, and the Selling Shareholder may sell our common shares included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•

trading plans entered into by us or the Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Shareholder may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any Selling Shareholder may enter into hedging transactions with respect to our securities. For example, we or any Selling Shareholder may enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or the Selling Shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any Selling Shareholder or borrowed from us, any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The Selling Shareholder and any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and the Selling Shareholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us or the Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SHAREHOLDER

Based solely upon information furnished to us by the Selling Shareholder, the following table sets forth information with respect to the beneficial ownership of our Class A common shares held as of the date of this prospectus by the Selling Shareholder. The Selling Shareholder is offering an aggregate of up to 53,812,988 of our Class A common shares, which were acquired in private transactions. The Selling Shareholder may sell some, all or none of its shares covered by this prospectus.

Selling Shareholder	Common Shares Owned Prior to the Offering	Percentage of Class Prior to the Offering(1)	Total Common Shares Offered Hereby	Percentage of the Class Following the Offering(2)
Njord Luxco(3)(4)	53,812,988	66.67%	53,812,988	0%

(1)	Based on 80,720,404 Class A common shares outstanding as of the date of this prospectus (excluding treasury shares). The total common shares offered excludes the one C-share.

(2)	Assumes that the Selling Shareholder sells all of the common shares offered hereby.

(3)

The business address of Njord Luxco is OCM Njord Holdings S.a r.l, 26A, Boulevard Royal L-2449, Luxembourg, Luxembourg. The majority shareholder of Njord Holdings is OCM Luxembourg OPPS IX Sarl. The majority shareholder of OCM Luxembourg OPPS IX Sarl is Oaktree Opportunities Fund IX, L.P. The general partner of Oaktree Opportunities Fund IX, L.P. is Oaktree Opportunities Fund IX GP, L.P. The sole director of Oaktree Opportunities Fund IX GP, L.P. is Oaktree Opportunities Fund IX GP, Ltd. The sole director of Oaktree Opportunities Fund IX GP, Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The general partner of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. The names of each of the directors and executive officers of Atlas OCM Holdings, LLC are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone who, by virtue of their membership interests in Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC may be deemed to share voting and dispositive power with respect to the shares of TORM plc held by Njord Holdings. The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the description of our share capital. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, which were filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2020, initially filed with the SEC on March 1, 2021 and thereafter amended. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

Share Capital

Issued and Authorized Capitalization

As of the date of this prospectus, our share capital consists of 81,213,775 Class A common shares, par value $0.01 per share, including 493,371 treasury shares, one Class B share, par value $0.01 per share and one Class C share, par value $0.01 per share.

At the Company’s 2016 Annual General Meeting of Shareholders, the Board of Directors was granted certain authorizations to increase our issued share capital, both with and without pre-emption rights to the existing shareholders. The Board of Directors sought renewal of this existing authority (other than the authority to allot Class A common shares in relation to the Exchange Offer) at the 2020 Annual General Meeting of Shareholders and these resolutions were approved. For a description of the share authorities granted to our Board of Directors, reference is made to “Director’s Report — Share Capital” on pages 99-102 of our 2020 Annual Report.

Furthermore, the Board of Directors received authorization at the 2020 Annual General Meeting of Shareholders to make market purchases up to a maximum of 7,476,065 A-shares within a certain price range. We have repurchased 180,500 A-shares in the period from January 1, 2020 to December 31, 2020, leaving a current authority to purchase up to 7,295,565 A-shares or approximately ten percent (9%) of our share capital excluding treasury shares.

Our Shares

Class A common shares. Each outstanding Class A common share, par value $0.01 per share, has, (i) on a poll, one (1) vote on all matters at the general meeting (other than the election or removal of the B-director), (i) pre-emption rights upon any new issue of equity securities (including Class A common shares) for cash (unless otherwise provided by the United Kingdom Companies Act 2006, or our Articles of Association or as disapplied by the relevant shareholders’ resolution), and (iii) the right to receive dividends, as well as liquidation proceeds and other distributions, that we may declare from time to time. The Class A common shares are not redeemable, either in full or in part.

Class B share. The one outstanding Class B share, par value $0.01, is held by a trustee on behalf of our minority shareholders (the Class A common shareholders other than Oaktree or its affiliates) pursuant to the terms of a minority trust deed. The Class B share has (i) one vote at our general meetings, (ii) no pre-emptive subscription rights in relation to any issue of new shares of other classes and (iii) effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The holder of the Class B share has the right to elect one member to our Board of Directors (the Deputy Chairman) as well as appoint one Board Observer. Mr. David Weinstein serves as the Class B share elected director and Mr. Jeffrey Stein is the appointed Board Observer. The Class B share may not be transferred or pledged, except for a transfer to a replacement trustee or a redemption by us. The Class B share is required to be redeemed when the Class C share is redeemed. The trustee is required to exercise its rights as holder of the Class B share at the direction of such minority shareholders. Such minority shareholders are able to direct the trustee as the holder of the Class B share by responding to a directions request distributed to such minority shareholders in accordance with the terms of the minority trust deed.

Class C share. The one outstanding Class C share, par value $0.01, is held by Oaktree. The holder of the Class C share has 350,000,000 votes at our general meetings on specified matters, described below. Based on Oaktree’s share ownership as of the date of this prospectus of 53,812,988 Class A common shares and the C share, Oaktree has 403,812,988 votes.

The Class C share votes may only be cast on resolutions in respect of the appointment or removal of directors (excluding the Deputy Chairman) and certain amendments to the Articles of Association proposed by the Board of Directors. The Class C share votes may not be cast on resolutions in respect of any amendments to certain reserved matters, as specified in our Articles of Association, (unless those reserved matters also constitute changes to our Articles of Association on which the Class C share is entitled to vote), pre-emptive rights of shareholders, rights attached to the Class B share and other minority protection rights provisions contained in our Articles of Association.

The Class C share has no pre-emption rights in relation to any issue of new shares of other classes and effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The Class C share may not be transferred or pledged, except to an affiliate of Oaktree or pursuant to redemption by us. The Class C share will be automatically redeemed when Oaktree and its affiliates cease to beneficially own at least one third of our issued Class A common shares. The voting rights attached to the Class C share have the practical effect of allowing Oaktree to control the Board of Directors of TORM plc and to make amendments to the Articles of Association proposed by the Board of Directors, other than amendments to the minority protections, even when Oaktree holds only a third of the issued Class A common shares, the votes cast by Oaktree would represent approximately 87% of the votes that may be cast on resolutions on which the Class C share may vote.

The reserved matters set forth in our Articles of Association require either the approval of a majority of our Board including our Chairman and Deputy Chairman or the approval of a resolution approved by at least 70% or 86% of the votes capable of being cast. Please see “Memorandum and Articles of Association,” below.

Our Share History

As of December 31, 2019, TORM plc’s total share capital was $747,482.50 consisting of 74,748,248 Class A common shares, par value $0.01 per share, one Class B share and one Class C share both of par value $0.01 per share.

During 2020, TORM plc increased its share capital by 107,681 Class A common shares as a result of a corresponding number of Restricted Share Units being exercised. Following this, as of December 31, 2020, TORM plc’s total share capital was $748,559.31 with 74,855,929 Class A common shares, one Class B share and one Class C share. During 2020 TORM plc repurchased 180,500 Class A common shares and as of December 31, 2020, TORM plc holds 493,371 as treasury shares.

As of December 31, 2020, TORM plc had approximately 10,800 registered shareholders representing approximately 94% of the share capital. In 2020, TORM plc was subject to United Kingdom Disclosure Guidance and Transparency Rules under which shareholders have a 3% ownership notification requirement. However, from January 1, 2021, in connection with the United Kingdom’s withdrawal from the European Union, TORM plc changed its home member state in relation to the EU’s Prospectus Regulation and Transparency Directive to Denmark. As a consequence, TORM plc’s shareholders now have ownership notification requirements when crossing thresholds of 5%, 10%, 15%, 20%, 25%, 33.3% 50%, 66.6% and 90% ownership share of the voting rights or nominal value of the total share capital. Based on notifications received during 2020 and 2021, to date, OCM Njord Holdings S.à r.l. (Oaktree) is the only shareholder with more than 5% of the share capital holding 66.67% of the share capital.

As of December 31, 2020, TORM plc’s treasury shares represented approximately 0.6% of the total share capital. The Class C share is held by Oaktree, and the Class B share is held by the minority trustee, FM Trustees

Limited, on behalf of TORM plc’s non-Oaktree shareholders. The Class B share and the Class C share have certain voting rights. At the end of 2020, the members of the Board of Directors held a total of 297,135 shares, equivalent to a total market capitalization of DKK 13,371,075 or $2,109,659. The Board of Directors and certain employees are limited to trading shares during a four-week period after the publication of TORM plc’s financial report.

Through 2021 to as of the date of this prospectus, TORM plc has increased in its share capital by a total of 389,936 Class A common shares as a result of the exercise of a corresponding number of Restricted Share Units. The capital increase was carried out without any pre-emption rights for existing shareholders or others. The new shares were subscribed for in cash.

Between April 2021 and July 2021, in connection with the acquisition of eight 2007-2012 built MR product tanker vessels from TEAM Tankers Deep Sea Ltd, TORM plc increased its share capital by 5,967,913 Class A common shares as a result of the delivery of such vessels.

Restricted Share Units

In accordance with TORM plc’s Remuneration Policy, the Board of Directors has, as part of the Long-Term Incentive Program (LTIP), granted certain employees Restricted Share Units (RSUs) in the form of restricted stock options. The RSUs aim at retaining and incentivizing the employees to seek to improve the performance of TORM plc and thereby the TORM plc share price for the mutual benefit of themselves and the shareholders of TORM plc. Each RSU granted under the LTIP entitles its holder to acquire one Class A common share, subject to vesting.

On March 18, 2021, TORM plc announced that the Company’s Board of Directors has determined to grant Restricted Share Units (to certain employees, in accordance with the Company’s Renumeration Policy. The RSUs aim at incentivizing the Participants to seek to improve the performance of TORM plc and thereby the TORM plc share price for the mutual benefit of themselves and the shareholders of TORM plc. The Participants will for the year 2021 be granted a total of 1,099,919 RSUs and, subject to vesting, each RSU entitles the holder to acquire one TORM plc A-share. The RSUs will vest over a three-year period, with one third of the grant amount vesting at each anniversary during the three-year period starting on January 1, 2022. The exercise price for each TORM plc A-share is DKK 53.5, corresponding to the average of 90 calendar days preceding the publication of TORM plc’s 2020 Annual Report plus a 15% premium. Vested RSUs may be exercised for a period of 360 days from each vesting date. In addition to the RSUs granted to the Participants, Executive Director Jacob Meldgaard has been granted a total of 255,200 RSUs on similar terms as outlined above. Holders of the RSUs will have no rights as a shareholder with respect to such RSUs until such time as the RSUs vest and are exercised and TORM plc A-shares are issued. The RSUs include certain adjustment and acceleration provisions, exercise conditions and other terms customary for restricted stock option programs of this nature. The theoretical market value of the RSU allocation is calculated at USD $3.0 million based on the Black-Scholes model.

Transfer Agent

The transfer Agent is Computershare Inc, Dept CH 19228, Palatine, IL 60055, USA.

Listing

Our Class A common shares are listed on Nasdaq Copenhagen under the symbol “TRMD A” and on Nasdaq New York under the symbol “TRMD”.

Memorandum and Articles of Association

The description of our Memorandum and Articles of Association is incorporated herein by reference to our Annual Report on Form 20-F for the year ended December 31, 2020, initially filed with the SEC on March 1,

2021 and thereafter amended, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and which are incorporated by reference herein, together with our Memorandum and Articles of Association, a copy of which were filed as Exhibit 1.1 thereto, save that, within the description of our Memorandum and Articles of Association (i) the reference to the year 2021 in the first “Pre-emptive Rights” summary is replaced by a reference to the year 2025 (ii) the reference to article 131 under the “Reserved Matters” summary is replaced by a reference to article 137 and (iii) the second paragraph of the left hand column in the “Dissenters’ Rights of Appraisal” summary commencing with the words “In the event that we merge with another EU company” is deleted in its entirety. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated

principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency- related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of our securities purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

•

the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective investors in the securities offered hereunder and, unless otherwise noted in the discussion, is the opinion of Seward & Kissel, LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

This discussion does not purport to deal with the tax consequences of owning the securities offered under this prospectus relevant to all categories of investors, some of which, such as banks, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities, investors whose functional currency is not the U.S. dollar, investors that are or own the offered securities through partnerships or other pass-through entities, investors that own, actually or under applicable constructive ownership rules, 10% or more of our equity, persons that will hold the offered securities as part of a hedging transaction, “straddle” or “conversion transaction,” persons who are deemed to sell the offered securities under constructive sale rules, persons required to recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is included on an “applicable financial statement” and persons who are liable for the alternative minimum tax may be subject to special rules. The following discussion of United States federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, or the Treasury Regulations, all as in effect or in existence on the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. This discussion does not address any aspect of state, local, or any U.S. federal tax considerations other than income taxation, such as estate or gift taxation or unearned income Medicare contribution taxation. This discussion deals only with holders who purchase securities in connection with this offering and hold such securities as a capital asset. The discussion below is based, in part, on the description of our business as described in this prospectus and assumes that we conduct our business as described in this prospectus. Unless otherwise noted, references in the following discussion to the “Company,” “we,” “our,” and “us” are to TORM plc and its subsidiaries on a consolidated basis.

United States Federal Income Taxation of the Company

Taxation of Operating Income: In General

We anticipate that substantially all of our gross income will be derived from the use and operation of vessels in international commerce, and that this income will principally consist of freights from the transportation of cargoes, hire or lease income from voyage or time charters and the performance of services directly related thereto, which we refer to as “shipping income”. Unless exempt from U.S. federal income taxation under Section 883 of the Code, under Article 8 of the U.S.-United Kingdom Income Tax Treaty or under Article 8 of the U.S.-Denmark Income Tax Treaty, we will be subject to U.S. federal income taxation, in the manner discussed below, to the extent our shipping income is considered for U.S. federal income tax purposes to be derived from sources within the United States.

Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered for U.S. federal income tax purposes to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. We are not permitted by law to engage in transportation that gives rise to 100% U.S. source shipping income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

We do not believe that we or our subsidiaries will qualify for exemption from tax under Section 883, although we and our subsidiaries may qualify in the future if there is a change in our capital structure. See below for a discussion of the requirements for qualification under Section 883.

We and/or one or more of our subsidiaries (collectively referred to as “we” for purposes of this paragraph) may qualify for exemption from tax under the terms of the U.S.-UK Income Tax Treaty or U.S.-Denmark Income Tax Treaty. Whether we so qualify depends, among other things, on whether we satisfy the Limitation on Benefits article of the applicable U.S. income tax treaty. In particular, we would generally satisfy the Limitation on Benefits article if we can establish that we are engaged in the active conduct of a trade or business in the United Kingdom or Denmark, whichever is applicable, our U.S. source shipping income is derived in connection with, or is incidental to, such trade or business, and such trade or business activity in the applicable treaty jurisdiction is substantial in relation to our trade or business activity in the United States. Additionally, we may also be able to satisfy the Limitation on Benefits article of the U.S.-Denmark Income Tax Treaty if we can establish that our principal class of shares is regularly traded on a recognized stock exchange, such as Nasdaq Copenhagen. For this purpose, our Class A common shares would generally be considered our primary class of shares if the Class A common shares represents more than 50% of the voting power and value of the company. Additionally for this purpose, our Class A common shares would be treated as regularly traded if the Class A common shares are traded in more than de minimis quantities each quarter and the aggregate number of Class A common shares traded during the prior taxable year are at least 6% of the average number of Class A common shares during such prior taxable year. Given the legal and factual uncertainties in making the foregoing determination, there can be no assurance that we will qualify for exemption from tax under a U.S. income tax treaty, or that the IRS or a court of law will agree with our determination in this regard.

Exemption Under Section 883 of the Code

Under Section 883 of the Code and the Treasury Regulations promulgated thereunder, or “Section 883,” we and each of our subsidiaries that derives U.S. source shipping income will qualify for exemption from U.S. federal income tax under Section 883 in respect of such shipping income if, in relevant part:

•

we and each such subsidiary is organized in a “qualified foreign country” which, as defined, is a foreign country that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, which we refer to as the “country of organization requirement”; and either

•

more than 50% of the value of our stock is owned actually or constructively under specified attribution rules, by “qualified shareholders” (which as defined includes, among other things, individuals who are “residents” of qualified foreign countries and corporations that are organized in qualified foreign countries and meet the Publicly-Traded Test discussed immediately below), which we refer to as the “50% Ownership Test,” or

•

our stock is “primarily” and “regularly” traded on an “established securities market” in our country of organization, in another country that grants an “equivalent exemption” to U.S. corporations, or in the United States, which we refer to as the “Publicly-Traded Test”.

Since the IRS has recognized the United Kingdom, our country of incorporation, and each of the countries of incorporation of our subsidiaries, including Denmark, as a qualified foreign country in respect of the shipping income for which exemption is being claimed under Section 883, we and each of our subsidiaries satisfy the country of organization requirement. Therefore, we and each of our subsidiaries will be exempt from U.S. federal income tax with respect to our U.S. source shipping income if we and each of our subsidiaries satisfy either the

“50% Ownership Test” or the “Publicly-Traded Test” and certain substantiation and reporting requirements are met. We do not anticipate satisfying the 50% Ownership Test. Our ability to satisfy the Publicly-Traded Test is discussed below.

The Treasury Regulations provide, in pertinent part, that a class of stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country (such as Nasdaq Copenhagen) if the exchange is designated under a Limitations on Benefits article in a United States income tax treaty and if the number of shares of such class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares of such class that are traded during that taxable year on established securities markets in any other single country. Currently, our shares are primarily traded on the Nasdaq Copenhagen for purposes of the “primarily traded” test, although this may change in future years.

The Treasury Regulations provide further that stock of a foreign corporation will be considered to be “regularly traded” on an established securities market only if: (i) one or more classes of stock of the corporation that, in the aggregate, represents more than 50% of the stock of the corporation, by voting power and value, is listed on such established securities market, (ii) each such class of stock is traded on such established securities market, other than in de minimis quantities, on at least 60 days during the taxable year, and (iii) the aggregate number of shares of such stock traded on such established securities market is at least 10% of the average number of shares of such stock outstanding during such taxable year. Even if this were not the case, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied with respect to a class of stock that is traded on an established securities market in the United States if such stock is regularly quoted by dealers making a market in such stock. Although we have a class of stock that is listed on the Nasdaq New York, an established securities market in the United States, we do not anticipate satisfying the requirement that our stock be “regularly traded” on an established securities market under the quantitative testing rules.

Even if our common stock was considered to be “regularly traded” on an established securities market, the Treasury Regulations provide, in pertinent part, that a class of stock of a foreign corporation will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, within the meaning of the Treasury Regulations, on more than half the days during such taxable year by persons who each own 5% or more of the vote and value of the outstanding shares of such class of stock, which persons we refer to as “5% shareholders” and the rule as the “5% override rule”.

For purposes of identifying our 5% shareholders, we are permitted to rely on Schedule 13G and Schedule 13D filings with the SEC. Even if our stock was considered “regularly traded” on an established securities market, we believe the 5% override rule would have been triggered and that we would not be able to rely on Section 883 for exemption from United States federal income taxation on our U.S. source shipping income.

Therefore, if we cannot qualify for benefits under an applicable U.S. income tax treaty, we would be subject to United States taxation on our U.S. source shipping income. We intend to take the position that we qualify for benefits of the U.S.-U.K. income tax treaty for purposes of Section 883. Therefore, we expect to be exempt from U.S. federal income taxation on U.S. source shipping income.

U.S. Federal Income Taxation in the Absence of Section 883 or Treaty Exemption

4% Gross Basis Tax Regime. To the extent the benefits of Section 883 or an applicable U.S. income tax treaty are unavailable, our U.S. source shipping income which is not considered to be “effectively connected” with the conduct of a U.S. trade or business, as discussed below, would be subject to a 4% U.S. federal income tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime”. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income should never exceed 2% under the 4% gross basis tax regime.

Net Basis and Branch Tax Regimes. To the extent the benefits of Section 883 or an applicable U.S. income tax treaty are unavailable and our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as discussed below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal income tax currently imposed at the corporate rate of 21%. In addition, we may be subject to the U.S. branch profits tax, at a rate of 30% or such lower rate as may be provided by an applicable U.S. income tax treaty, on earnings “effectively connected” with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of their U.S. trade or business.

Our U.S. source shipping income will be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•

substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having, substantially all of our U.S. source shipping income be attributable to regularly scheduled transportation. Based on the foregoing and on the expected mode of our shipping operations, we believe that none of our U.S. source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

U.S. Taxation of Gain on Sale of Vessels.

Regardless of whether we qualify for exemption under Section 883 of the Code or the applicable U.S. income tax treaty, we do not expect to be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

Taxation of Holders of Securities Offered Hereunder

The material U.S. federal income tax considerations to investors that are beneficial owners of any of the offered securities that are either (a) United States persons within the meaning of section 7701(a)(30) of the Code or (b) not United States persons within the meaning of section 7701(a)(30) of the Code of purchasing, acquiring, owning, holding, exercising, exchanging, selling or otherwise disposing of the offered securities will be described in a supplement to this prospectus.

If a partnership holds our common shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your own tax advisor.

Danish Tax Considerations

The following is a summary of certain Danish tax considerations relating to an investment in TORM plc, based upon the opinion of Bech-Bruun, our counsel as to matters of Danish tax law. The summary describes the Danish tax implications pertaining to dividends paid from TORM A/S to TORM plc, and a sale of Class A common shares by TORM plc.

The summary does not purport to constitute exhaustive tax or legal advice. It is specifically to be noted that the summary does not address all possible tax consequences relating to an investment in the shares of TORM plc.

The summary is based solely upon the tax laws of Denmark in effect on the date of this prospectus. Danish tax laws may be subject to changes, possibly with retroactive effect.

Sale of Class A common shares by TORM plc

Shareholders not resident in Denmark will normally not be subject to Danish tax on gains realized on the sale of shares, irrespective of the ownership period and equity interest. However, Danish anti-avoidance rules should be observed as these rules may, if certain conditions are met, result in a requalification of tax-exempt capital gains into dividends, which could trigger Danish withholding taxes. These rules could apply in a number of situations, such as in connection with a related party sale of shares against cash and in unrelated third-party transactions in connection with the transfer of shares to a new holding company (controlled by a third party) against shares and cash. For example, this could be the case, if dividends from TORM A/S cannot be received tax exempt by TORM plc. The rules should only apply to intra-group transactions as well as situations where TORM plc receives an ownership share in the group acquiring the shares in TORM A/S.

Dividends distributed to the holders of Class A common shares of TORM A/S to TORM plc

Under Danish tax law, dividends paid on shares in a Danish company to a foreign company are normally subject to dividend withholding tax of 27%. However, the foreign company receiving the dividends will as a main rule be subject to a final Danish withholding tax of 22%, provided the recipient reclaims the excess tax from the Danish tax authorities). This final withholding tax may be further reduced to the extent a tax treaty allows for a lower withholding tax rate than 22%.

Dividends paid on shares in a Danish company are as a starting point exempt from Danish withholding tax when the foreign receiving company owns at least 10% of the Danish distributing company, the foreign receiving company is tax resident within the EU or a state which has a tax treaty with Denmark, and    the Danish taxation should be reduced or eliminated in accordance with the EU Parent/Subsidiary Directive (2011/96/EU) or in accordance with a tax treaty between Denmark and the state in which the receiving company is domiciled. The Danish company is not required to withhold any tax if the dividend payments are exempt from Danish withholding tax.

When considering whether the EU Parent/Subsidiary Directive (2011/96/EU) or a tax treaty can be applied (thereby enabling exemption from Danish withholding taxes on dividend distributions provided the foreign receiving company owns at least 10% of the distributing company), the Danish tax authorities do consider a number of other criteria, including whether the foreign receiving company is the beneficial owner, and whether the structure can be challenged based on general anti-avoidance rules introduced in 2019 (transposition of the EU Directive 2016/1164 and most recently amended by Directive 2017/952).

If these conditions for exemption are not fulfilled, Danish withholding tax of 27% (potentially reduced to 22% and potentially a lower rate according to a tax treaty) will be triggered on such dividend distributions.

New withholding tax system

The Danish government has announced that it is considering introducing a new withholding tax system for listed shares. According to the contemplated system, a dividend should be taxed on the distribution date at a final tax rate based on each shareholder’s specific conditions. The information on the shareholders (including information on the beneficial owner pursuant to Danish legislation) must be provided before the actual distribution date in order for the dividend distributing companies to be able to calculate and withhold the correct amount of dividend tax for each shareholder. The shareholder’s custodian will be the withholding party, and also the party that must provide the shareholder information to the Danish tax authorities. The withholding party is liable for the correct payment of withholding taxes.

The proposed new model has been introduced in a bill and sent through a consultation process. The bill has not yet been introduced before the Danish Parliament and is subject to change. No expected date of the implementation has been announced.

As the proposed new model is only contemplated to apply to listed shares, it should not apply to dividends distributed on the shares in TORM A/S.

Share transfer tax and stamp duties

No Danish share transfer tax or stamp duties are payable on direct or indirect transfer of the shares of TORM A/S.

Danish Tax Risks

The Danish Tax Authorities may challenge whether TORM plc is entitled to Danish withholding tax exemption on dividends from TORM A/S.

TORM plc is a tax resident of the United Kingdom and owns 100% of the shares of TORM A/S. Following the United Kingdom’s departure from the European Union, TORM plc is not entitled to the benefits under the EU Parent/Subsidiary Directive (2011/96/EU)

However, TORM plc should be entitled to the benefit of the double tax treaty entered into between Denmark and the United Kingdom. The double tax treaty reduces dividend withholding tax to nil for wholly-owned subsidiaries (where the relevant conditions are satisfied), and its protection would, in principle, be available regardless of the United Kingdom’s departure from the European Union. In order for the double tax treaty to apply, TORM plc must be considered the beneficial owner of the dividends and must not be subject to Danish anti-abuse rules. We believe that TORM’s group structure, their level of business activity carried out in the United Kingdom, their economic risk, their right to dispose of dividends received as well as the fact that TORM plc is a listed company justify that TORM plc is the beneficial owner of dividends received from TORM A/S, that TORM plc is not a conduit entity and that Danish anti-abuse rules should not apply.

Consequently, we believe that dividends distributed from TORM A/S to TORM plc should be exempt from Danish dividend withholding tax according to the double tax treaty entered into between Denmark and the United Kingdom. If not all of the applicable conditions in the double tax treaty between the United Kingdom and Denmark are fulfilled, Danish withholding taxes of 27% (potentially reduced to 22%) will be triggered on such dividend distributions.

United Kingdom Tax Considerations

The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the taxation laws of the United Kingdom. The following statements do not constitute tax advice and are intended only as a general guide to current United Kingdom law and HM Revenue and Customs (“HMRC”) published practice, which may not be binding on HMRC, as at the date of this document (which are both subject to change at any time, possibly with retrospective effect).

They relate only to certain limited aspects of the United Kingdom tax treatment of the beneficial owners of the Class A common shares. They are intended to apply only to shareholders who are resident only in the United Kingdom for United Kingdom tax purposes (unless the context requires otherwise) and, if individuals, who are domiciled in the United Kingdom and to whom split-year treatment does not apply. The statements below only relate to persons who are and will be the absolute beneficial owners of the Class A common shares and who hold, and will hold, the Class A common shares through the Depository Trust Company as investments (and not as securities to be realized in the course of a trade).

The statements below are not exhaustive and may not apply to certain shareholders, such as dealers in securities, broker dealers, insurance companies and collective investment schemes, shareholders who are exempt from taxation, shareholders who hold their shares through an Individual Savings Account or a Self-Invested

Personal Pension and shareholders who have (or are deemed to have) acquired the Class A common shares by virtue of an office or employment. Such persons may be subject to special rules. This summary does not address any inheritance tax considerations.

Prospective purchasers of the Class A common shares who are in any doubt as to their tax position should consult an appropriate professional adviser.

Taxation of Dividends

General

TORM plc is not required to make any withholding or deduction for or on account of United Kingdom tax in respect of dividends on the Class A common shares, irrespective of whether the shareholder receiving the dividend is resident in or outside the United Kingdom.

Individual Shareholders

United Kingdom resident individual shareholders may be subject to income tax on dividends they receive from the Company. The first £2,000 of dividend income that the United Kingdom resident individuals receive in each tax year is taxed at a rate of 0% (the “nil rate amount”).

Dividend income that is within the nil rate amount counts towards an individual’s basic or higher rate limits — and will therefore affect the taxation of other income received and any capital gains realized by the individual in the tax year. It may also affect the level of savings allowance to which they are entitled (as this is different for basic and higher rate taxpayers). In calculating into which tax band any dividend income over the nil rate amount falls, dividend income is treated as the “top slice” of an individual’s income.

Any dividend income received by a United Kingdom resident individual shareholder in excess of the nil rate amount will be subject to income tax at a rate of 7.5%, to the extent that it is within the basic rate band, 32.5% to the extent that it is within the higher rate band and 38.1%, to the extent that it is within the additional rate band.

On September 7, 2021, the United Kingdom Government announced that the tax rate applicable to dividends would rise by 1.25% from April 2022, and that this would be legislated for in the next Finance Bill.

Corporate Shareholders

Shareholders within the charge to United Kingdom corporation tax which are “small companies” (for the purposes of United Kingdom taxation of dividends) will not generally expect to be subject to tax on dividends from the Company.

Other shareholders within the charge to United Kingdom corporation tax will not be subject to tax on dividends from the Company so long as the dividends fall within an exempt class and certain conditions are met. For example: dividends paid to companies holding less than 10% of the issued share capital of the payer (or any class of that share capital) are generally dividends that fall within an exemption in respect of “portfolio holdings” (subject to the application of relevant anti-avoidance rules). Other exemptions may also apply.

Shareholders Resident outside the United Kingdom

Where a shareholder resident for tax purposes outside the United Kingdom carries on a trade, profession or vocation in the United Kingdom and the dividends are a receipt of that trade or, in the case of corporation tax, the Class A common shares are held by or for a United Kingdom permanent establishment through which a trade is carried on, the shareholder may be liable to United Kingdom tax on dividends paid by the Company.

Taxation of Chargeable Gains

Individual Shareholders

A disposal of the Class A common shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom capital gains tax, depending on the circumstances and subject to any available exemption or relief. The rate of capital gains tax in respect of shareholdings is 10% for individuals who are subject to income tax at the basic rate and 20% to the extent that an individual’s chargeable gains, when aggregated with his or her income chargeable to income tax, exceed the basic rate band for income tax purposes. An individual shareholder is entitled to realize an exempt amount of gains (£12,300 in the 2021/22 tax year) in each tax year without being liable to tax.

A shareholder who is an individual and who has ceased to be resident in the United Kingdom for taxation purposes (or has become treated as resident outside the United Kingdom for the purposes of a double tax treaty (“treaty non-resident”) for a period of five years or less and who disposes of the Class A common shares during that period may in some circumstances also be liable, on his or her return to the United Kingdom, to United Kingdom capital gains tax on that gain, subject to any available exemptions or reliefs.

Corporate Shareholders

Where a shareholder is within the charge to United Kingdom corporation tax, including cases where it is not resident (for tax purposes) in the United Kingdom, a disposal of the Class A common shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom corporation tax, depending on the circumstances and subject to any available exemption or relief. Indexation allowance may reduce the amount of chargeable gain that is subject to corporation tax but may not create or increase any allowable loss. For disposals on or after January 1, 2018, indexation allowance covers only the movement in the retail prices index from the date of acquisition to December 31, 2017. The rate of corporation tax is currently 19%. The main rate of corporation tax is due to increase to 25% from April 1, 2023.

Shareholders Resident outside the United Kingdom

A shareholder that is not resident in the United Kingdom (and, in the case of an individual, is not temporarily non-resident) for United Kingdom tax purposes and whose Class A common shares are not held in connection with carrying on a trade, profession or vocation in the United Kingdom generally will not be subject to United Kingdom tax on chargeable gains on the disposal of the Class A common shares.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

The comments in this section relating to stamp duty and SDRT apply whether or not a shareholder is resident or domiciled in the United Kingdom.

Special rules may apply to shareholders such as market makers, brokers, dealers and intermediaries.

Following the European Court of Justice decision in HSBC Holdings Plc and Vidacos Nominees Ltd v The Commissioners for Her Majesty’s Revenue & Customs (C-569/07) and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v The Commissioners for Her Majesty’s Revenue & Customs (TC/2009/16584), HMRC has confirmed that 1.5% SDRT is no longer payable when new shares are issued to a clearance service or depositary receipt system. In the 2017 Budget, the government of the United Kingdom confirmed that this will remain the case after the United Kingdom’s intended departure from the European Union.

No stamp duty should be payable on the acquisition or transfer of the beneficial ownership of the Class A common shares held by a nominee for a person whose business is or includes the provision of clearance services where that acquisition or transfer is settled within the clearance service and there is no physical instrument of transfer.

An agreement for the transfer of such Class A common shares will also not give rise to a SDRT liability, provided that no election has been made under section 97A of the United Kingdom Finance Act 1986 which is applicable to such Class A common shares. We understand that no such election has been made by the Depository Trust Company as respects the Class A common shares.

Any instrument of transfer of the Class A common shares that are not held by a nominee for a person whose business is or includes the provision of clearance services will generally attract stamp duty at a rate of 0.5% of the amount or value of the consideration for the transfer (rounded up, if necessary, to the next multiple of £5). No stamp duty is chargeable on an instrument transferring shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will also generally be liable to SDRT at the rate of 0.5% of the amount or value of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement, or if the agreement was conditional, the date the agreement became unconditional. Where stamp duty is paid, any SDRT previously paid should be repaid on the making of an appropriate claim generally with interest.

Therefore, a transfer of title in the Class A common shares or an agreement to transfer such shares from within the Depository Trust Company system out of the Depository Trust Company system, and any subsequent transfers or agreements to transfer outside the Depository Trust Company system, will generally attract a charge to United Kingdom stamp duty and/or United Kingdom SDRT at a rate of 0.5% of any consideration.

Shareholders should note in particular that a redeposit of the Class A common shares into the Depository Trust Company system, including by means of a transfer into a depositary receipt system, will generally attract United Kingdom stamp duty and/or United Kingdom SDRT at the higher rate of 1.5%.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an English company and our executive offices are located outside of the United States. Our officers and the majority of our directors and some of the experts named in this document reside outside of the United States. In addition, substantially all of our assets and the assets of our officers, directors and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons or enforcing any judgments obtained in U.S. courts to the extent assets located in the United States are insufficient to satisfy the judgments. In addition, original actions or actions for the enforcement of judgments of U.S. courts with respect to civil liabilities solely under the federal securities laws of the United States may not be enforceable in England.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and New York law. The validity of securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP with respect to matters of English law. Certain matters relating to Danish tax law will be passed upon for us by Bech-Bruun.

EXPERTS

The financial statements of TORM plc as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus by reference to TORM plc’s Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements of TORM plc appearing in TORM plc’s Annual Report (Form 20-F) for the year ended December 31, 2020 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The offices of EY Godkendt Revisionspartnerselskab are located at Dirch Passers Allé 36, DK-2000 Frederiksberg, Copenhagen, Denmark.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the SEC. You may read any document that we file on the SEC’s website (http://www.sec.gov). Further information about our company is available on our website at www.torm.com. The information on our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 1, 2021 which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•

Our Reports on Form 6-K, furnished to the SEC on each of March 1, 2021, March 12, 2021, March 18, 2021, March 19, 2021, March 30, 2021, April 9, 2021, April 14, 2021, April 15, 2021, April 19, 2021, May 6, 2021, May 12, 2021(2), May 20, 2021, May 27, 2021, June 4, 2021, June 11, 2021, July 6, 2021, July 23, 2021, August 10, 2021, August 17, 2021, August 24, 2021, September 1, 2021, November 10, 2021 and November 19, 2021.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

TORM plc

Tuborg Havnevej 18

DK-2900 Hellerup

Denmark

+45 39 17 92 00

These reports may also be obtained on our website at www.torm.com. None of the information on our website is a part of this prospectus.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the IASB. As a

“foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of any stock exchange on which our common shares may be listed in the future, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$59,291.48	**
FINRA filing fee		$0
Nasdaq listing fee	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing and engraving expenses	$		*
Transfer agent and registrar fees	$		*
Indenture trustee fees and expenses	$		*
Blue sky fees and expenses	$		*
Miscellaneous	$		*

Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.
**	Previously paid.

TORM plc

6,896,552 Class A Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Citigroup

May  , 2024